--------------------------------------------------------------------------------

                                                               EXECUTION VERSION

                        AMES TRUE TEMPER, INC., AS ISSUER
                      ATT HOLDING CO., AS PARENT GUARANTOR

                     10% SENIOR SUBORDINATED NOTES DUE 2012

                            -------------------------

                                    INDENTURE

                            DATED AS OF JUNE 28, 2004

                            -------------------------

                              THE BANK OF NEW YORK

                                     TRUSTEE

                            -------------------------

--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*
                             ----------------------

TRUST INDENTURE
  ACT SECTION                                                                                  INDENTURE SECTION
---------------                                                                                -----------------

310(a)(1)...............................................................................               7.10
   (a)(2)...............................................................................               7.10
   (a)(3)...............................................................................               N.A.
   (a)(4)...............................................................................               N.A.
   (a)(5)...............................................................................               7.10
   (b)..................................................................................               7.10
   (c)..................................................................................               N.A.
311(a)..................................................................................               7.11
   (b)..................................................................................               7.11
   (c)..................................................................................               N.A.
312(a)..................................................................................               2.06
   (b)..................................................................................              13.03
   (c)..................................................................................              13.03
313(a)..................................................................................               7.06
   (b)(1)...............................................................................               N.A.
   (b)(2)...............................................................................            7.06, 7.07
   (c)..................................................................................           7.06, 13.02
   (d)..................................................................................               7.06
314(a)..................................................................................              13.05
   (b)..................................................................................               N.A.
   (c)(1)...............................................................................               N.A.
   (c)(2)...............................................................................               N.A.
   (c)(3)...............................................................................               N.A.
   (d)..................................................................................               N.A.
   (e)..................................................................................              13.05
   (f)..................................................................................               N.A.
315(a)..................................................................................               N.A.
   (b)..................................................................................               N.A.
   (c)..................................................................................               N.A.
   (d)..................................................................................               N.A.
   (e)..................................................................................               N.A.
316(a) (last sentence)..................................................................               N.A.
   (a)(1)(A)............................................................................               N.A.
   (a)(1)(B)............................................................................               6.04
   (a)(2)...............................................................................               N.A.
   (b)..................................................................................               N.A.

--------
*  N.A. means not applicable.
   This Cross-Reference Table is not part of this Indenture

TRUST INDENTURE
  ACT SECTION                                                                                  INDENTURE SECTION
---------------                                                                                -----------------

   (c)..................................................................................              13.14
317(a)(1)...............................................................................               N.A.
   (a)(2)...............................................................................               N.A.
   (b)..................................................................................               N.A.
318(a)..................................................................................               N.A.
   (b)..................................................................................               N.A.
   (c)..................................................................................              13.01

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                 Page
                                                                                                                 ----

                                   ARTICLE ONE
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                                   ARTICLE TWO
                                    THE NOTES

                                  ARTICLE THREE
                            REDEMPTION AND OFFERS TO
                                    PURCHASE

                                  ARTICLE FOUR
                                    COVENANTS

Section 4.01. Payment of Notes...................................................................................54

                                       i

                                  ARTICLE FIVE
                                   SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets............................................................76
Section 5.02. Successor Corporation Substituted..................................................................77

                                   ARTICLE SIX
                              DEFAULTS AND REMEDIES

                                  ARTICLE SEVEN
                                     TRUSTEE

                                       ii

                                  ARTICLE EIGHT
                       DEFEASANCE AND COVENANT DEFEASANCE

                                  ARTICLE NINE
                        AMENDMENT, SUPPLEMENT AND WAIVER

                                   ARTICLE TEN
                                 NOTE GUARANTEES

                                 ARTICLE ELEVEN
                           SATISFACTION AND DISCHARGE

                                      iii

                                 ARTICLE TWELVE
                                  SUBORDINATION

                                ARTICLE THIRTEEN
                                  MISCELLANEOUS

                                    EXHIBITS

Exhibit A      FORM OF NOTE

Exhibit B      FORM OF CERTIFICATE OF TRANSFER

Exhibit C      FORM OF CERTIFICATE OF EXCHANGE

Exhibit D      FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
               ACCREDITED INVESTOR

                                    iv

Exhibit E      FORM OF NOTATION OF GUARANTEE

Exhibit F      FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY
               SUBSEQUENT GUARANTORS

                                       v

                  INDENTURE dated as of June 28, 2004 among Ames True Temper,
Inc., a Delaware corporation, the Parent Guarantor (as defined below) listed on the signature pages hereto and The Bank of New York, a New York banking corporation, as trustee.

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 10% Senior
Subordinated Notes due 2012 to be issued in one or more series as provided in this Indenture. The Parent Guarantor has duly authorized the execution and delivery of this Indenture to provide for a guarantee of the Notes and of certain of the Company's obligations hereunder. All things necessary to make this Indenture a valid agreement of the Company and the Parent Guarantor, in accordance with its terms, have been done.

                  The Company (as defined below), the Parent Guarantor and the
Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the
Company's 10% Senior Subordinated Notes due 2012:

                                  ARTICLE ONE
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.     Definitions.
                  -----------

                  "144A GLOBAL NOTE" means a global Note substantially in the form of Exhibit A bearing the Global Note Legend (and shall include the
"Schedule of Exchanges of Interests in the Global Note" attached thereto) and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

                  "ACQUIRED DEBT" means, with respect to any specified Person:

         (1)      Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such
                  other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

         (2)      Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "ADDITIONAL NOTES" means an unlimited maximum aggregate
principal amount of Notes (other than the Notes issued on the date hereof,
Exchange Notes, or pursuant to Section 2.08) issued after the date hereof from time to time in accordance with the terms of this Indenture, including Sections
2.02 and 4.09.

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition,
"control," as used with respect to any Person, shall mean

the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling,"
"controlled by" and "under common control with" shall have correlative meanings.

                  "AGENT" means any Registrar or Paying Agent or co-registrar or additional Paying Agent.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

                  "ASSET ACQUISITION" means (a) an Investment by the Company or any of its Restricted Subsidiaries in any other Person, if, as a result of such
Investment, such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the
Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

                  "ASSET SALE" means:

         (1)      the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other
                  disposition of all or substantially all of the assets of the
                  Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 and/or Section 5.01 and not by
                  Section 4.10; and

         (2)      the issuance or sale of Equity Interests by any of the
                  Company's Restricted Subsidiaries or the sale of Equity
                  Interests in any of its Restricted Subsidiaries, other than directors' qualifying shares or shares required by applicable law to be held by a person other than the Company or a
                  Restricted Subsidiary.

Notwithstanding the preceding, the following items shall not be deemed to be
Asset Sales:

         (1)      any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million;

         (2)      a transfer of assets between or among the Company and its
                  Restricted Subsidiaries;

         (3)      an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary thereof;

         (4)      the sale, lease, sub-lease, license, sub-license or
                  consignment of accounts receivable, equipment, inventory or other assets in the ordinary course of business, including leases with a duration of no greater than 24 months with
                  respect to facilities which are temporarily not in use or
                  pending their disposition;

         (5)      the sale or other disposition of cash or Cash Equivalents;

         (6)      the creation of a Permitted Lien;

         (7)      a Restricted Payment that is permitted by Section 4.07 or a
                  Permitted Investment;

         (8)      the licensing of intellectual property or other general
                  intangibles to third persons on customary terms as determined by the Board of Directors in good faith;

         (9)      any sale, replacement, abandonment or disposition of any
                  property or equipment that has become damaged, worn-out,
                  obsolete, condemned, given over in lieu of deed or otherwise unsuitable or not required for the ordinary course of business of the Company and its Restricted Subsidiaries;

         (10)     leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries;

         (11)     the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind;

         (12)     proceeds from the sale of property pursuant to that certain
                  Purchase Agreement, dated as of January 13, 2004, by and
                  between Ames True Temper, Inc. and Sirnaik Holdings of WV,
                  LLC;

         (13)     Payment remittances due from the U.S. Government pending
                  settlement on the payment remittance structure of the Byrd
                  Amendment related to anti-dumping tariff payment paid to ATT
                  Holding Co. or any of its Subsidiaries as a domestic
                  manufacturer of striking tools;

         (14)     Cigna insurance claims in the amount of approximately
                  $875,000, relating to the lawsuit captioned Ames True Temper
                  v. Connecticut General Life Insurance Company, et al., No.
                  1:CV-03-1320, pending in the United States District Court for the Middle District of Pennsylvania; and

         (15)     nonrecourse transfers (other than with respect to customary recourse for customary breach of representations and
                  warranties) of accounts receivable to a commercial finance company in the ordinary course of business of the Company or any of its Restricted Subsidiaries in exchange for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof.

                  "ATTRIBUTABLE DEBT" in respect of a sale and leaseback
transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with
GAAP.

                  "BANKRUPTCY LAW" means title 11 of the United States Code or any similar federal or state law for the relief of debtors.

                  "BENEFICIAL OWNER" has the meaning assigned to such term in
Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section
13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

                  "BOARD OF DIRECTORS" means:

         (1)      with respect to a corporation, the board of directors of the corporation or a committee thereof authorized to exercise the power of the board of directors of such corporation;

         (2)      with respect to a partnership, the Board of Directors of the general partner of the partnership; and

         (3)      with respect to any other Person, the board or committee of such Person serving a similar function.

                  "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

                  "BROKER-DEALER" has the meaning set forth in the Registration
Rights Agreement.

                  "BUSINESS DAY" means any day other than a Legal Holiday.

                  "CALCULATION DATE" has the meaning set forth below in the
definition of Fixed Charge Coverage Ratio.

                  "CAPITAL LEASE OBLIGATION" means, at the time any
determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "CAPITAL STOCK" means:

         (1)      in the case of a corporation, corporate stock;

         (2)      in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents
                  (however designated) of corporate stock;

         (3)      in the case of a partnership or limited liability company, partnership or membership interests (whether general or
                  limited); and

         (4)      any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "CASH EQUIVALENTS"  means:

         (1)      United States dollars;

         (2)      securities issued or directly and fully guaranteed or insured by the United States government or any agency or
                  instrumentality thereof (provided that the full faith and
                  credit of the United States is pledged in support thereof)
                  having maturities of not more than 360 days from the date of acquisition, unless such securities are deposited to defease any Indebtedness;

         (3)      securities issued by any state of the United States or any political subdivision of any such state or any public
                  instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition
                  thereof, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors
                  Service, Inc.;

         (4)      certificates of deposit and eurodollar time deposits with
                  maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any
                  foreign country recognized by the United States of America and having capital and surplus at the time of acquisition thereof, in excess of $500.0 million (or the foreign currency
                  equivalent thereof) and a rating at the time of acquisition thereof of P-1 or better from Moody's Investors Service, Inc.
                  or A-1 or better from Standard & Poor's Rating Services;

         (5)      repurchase obligations for underlying securities of the types described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

         (6)      commercial paper having at the time of acquisition the highest rating obtainable from Moody's Investors Service, Inc. or
                  Standard & Poor's Rating Services and in each case maturing within nine months after the date of acquisition;

         (7)      money market funds at least 95% of the assets of which
                  constitute Cash Equivalents of the kinds described in clauses
                  (1) through (6) of this definition; and

         (8)      in the case of any Foreign Restricted Subsidiary, local
                  currency held by such Foreign Restricted Subsidiary from time to time in the ordinary course of business.

                  "CHANGE OF CONTROL" means the occurrence of any of the
following:

         (1)      the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or
                  substantially all of the properties or assets of the Parent
                  Guarantor and its subsidiaries or the Company and its
                  Restricted Subsidiaries, in each case, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the
                  Exchange Act) other than the Principals or Related Parties of the Principals;

         (2)      the adoption of a plan relating to the liquidation or
                  dissolution of the Company;

         (3)      the consummation of any transaction (including, without
                  limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in
                  Sections 13(d) and 14(d) of the Exchange Act), other than the
                  Principals and their Related Parties, becomes the Beneficial
                  Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company or the Parent
                  Guarantor, as the case may be;

         (4)      the first day on which a majority of the members of the Board of Directors of the Parent Guarantor or the Company are not
                  Continuing Directors; or

         (5)      the Parent Guarantor or the Company consolidates with, or
                  merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent Guarantor or the
                  Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent Guarantor, the Company or such other Person is converted into or
                  exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Parent
                  Guarantor or the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock
                  (other than Disqualified Stock) of the surviving or transferee
                  Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person
                  (immediately after giving effect to such issuance) and (B)
                  immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the
                  Exchange Act), other than the Principals and their Related
                  Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the surviving or transferee Person.

                  "CLEARSTREAM" means Clearstream Banking, societe anonyme,
Luxembourg, and any successor thereto.

                  "COMPANY" means Ames True Temper, Inc., a Delaware
corporation, until a successor replaces it pursuant to Section 5.01 and thereafter means the successor.

                  "CONSOLIDATED CASH FLOW" means, with respect to any specified
Person for any period, the Consolidated Net Income of such Person for such period and, without duplication, plus:

         (1)      provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such
                  Consolidated Net Income; plus

         (2)      Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

         (3)      depreciation, amortization (including amortization of
                  intangibles but excluding amortization of prepaid cash
                  expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its
                  Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expense was deducted in computing such Consolidated Net Income; plus

         (4)      any management fees paid by the Company to Castle Harlan, Inc.
                  or any of its Affiliates in such period pursuant to the terms of the Management Agreement as in effect on the date of this
                  Indenture and as described in the Offering Memorandum, to the extent that any such management fees were deducted in
                  computing Consolidated Net Income; minus

         (5)      non-cash items increasing such Consolidated Net Income for such period excluding any such items to the extent they
                  represent (a) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the
                  extent such accrual or reserve did not increase Consolidated
                  Cash Flow in a prior period, (b) the amortization of income that was paid in a prior period or (c) the accrual of revenue or income consistent with past practice;

in each case, on a consolidated basis and determined in accordance with GAAP.

                  Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the
Company shall be added to Consolidated Net Income to compute Consolidated Cash
Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the
Company by such Restricted Subsidiary without prior governmental approval (or to the extent such approval has been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

                  "CONSOLIDATED NET INCOME" means, with respect to any specified
Person for any period, the aggregate of the Net Income of such Person and its
Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

         (1)      the Net Income of any Person that is not a Restricted
                  Subsidiary of the specified Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary
                  thereof;

         (2)      solely for the purposes of calculating Consolidated Net Income to determine the amount of Restricted Payments permitted under
                  Section 4.07(a), the Net Income of any Restricted Subsidiary
                  shall be excluded to the extent that the declaration or
                  payment of dividends or similar distributions by that
                  Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental
                  approval (that has not been obtained) or, directly or
                  indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted
                  Subsidiary or its stockholders;

         (3)      the Net Income (or loss) of any Person acquired during the specified period for any period prior to the date of such
                  acquisition shall be excluded;

         (4)      the cumulative effect of a change in accounting principles shall be excluded;

         (5)      non-cash charges relating to employee benefit or management compensation plans of the Parent Guarantor (to the extent such non-cash charges relate to plans of the Parent Guarantor for the benefit of members of the Board of Directors of the
                  Company (in their capacity as such) or employees of the
                  Company and its Restricted Subsidiaries), the Company or any
                  of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of any Parent (to the extent such non-cash charges relate to plans of any Parent for the benefit of
                  members of the Board of Directors of the Company (in their capacity as such) or employees of the Company and its
                  Restricted Subsidiaries), the Company or any of its Restricted
                  Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a
                  prepaid cash expense incurred in a prior period) in each case, to the extent that such non-cash charges are deducted in
                  computing such Consolidated Net Income, shall be excluded;

         (6)      any goodwill impairment charges shall be excluded;

         (7)      the amortization of the consideration for any non-competition agreements entered into in connection with the Transactions shall be excluded;

         (8)      any non-cash charges from the application of the purchase
                  method of accounting in connection with the Transactions or any future acquisition, to the extent that any such charges are deducted in computing such Consolidated Net Income, shall be excluded; and

         (9)      any unrealized non-cash gains or losses in respect of Hedging
                  Obligations (including those resulting from the application of
                  FAS 133), to the extent that such non-cash gains or losses are deducted in computing such Consolidated Net Income, shall be excluded.

                  "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company or any Parent, as the case may be, who:

         (1)      was a member of such Board of Directors on the date of this
                  Indenture; or

         (2)      was nominated for election or elected to such Board of
                  Directors by one or more of the Principals or with the
                  approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or
                  election.

                  "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the
address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Company.

                  "CREDIT AGREEMENT" means the certain Credit Agreement, dated as of the date of this Indenture, by and among the Company, Bank of America,
N.A., as Administrative Agent, and the other agents and lenders named therein providing for up to $140.0 million in term loan borrowings and $75.0 million of revolving credit borrowings, including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings or letters of credit thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the
Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "CREDIT FACILITIES" means one or more debt facilities
(including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other lenders or a trustee providing for revolving credit loans, term loans, receivables financing
(including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuance of notes, in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

                  "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A, except that such Note shall not bear the
Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "DEPOSITARY" means, with respect to the Global Notes, the
Person specified in Section 2.04(b) as the Depositary with respect to the Global
Notes, its nominees and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this
Indenture.

                  "DESIGNATED NONCASH CONSIDERATION" means the fair market value of noncash consideration received by the Company or any of its Restricted
Subsidiaries in connection with an Asset Sale that is so designated as
Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash
Consideration.

                  "DESIGNATED SENIOR DEBT" means:

         (1)      any Indebtedness outstanding under the Credit Agreement; and

         (2)      to the extent permitted under the Credit Agreement, any other
                  Senior Debt, including under any Credit Facilities, permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as
                  "Designated Senior Debt."

                  "DISQUALIFIED STOCK" means any Capital Stock that, by its
terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the
Company or any of its Subsidiaries or by any such plan to such employees, such
Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or such Subsidiary in order to satisfy applicable statutory or regulatory obligations; and provided further that any
Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital
Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provision unless such repurchase or redemption complies with Section 4.07. The term "Disqualified Stock" shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

                  "DOMESTIC BORROWING BASE" means, as of any date, an amount equal to the sum of (i) 80% of the book value of all accounts receivable owned by the Company or any Domestic Subsidiaries of the Company (excluding any accounts receivable that are more than 90 days past due) as of the most recent fiscal quarter for which internal financial statements are available and (ii)
50% of the net book value of all inventory owned by the Company or any Domestic
Subsidiaries of the Company as of the most recent fiscal quarter for which internal financial statements are available, all calculated on a consolidated basis and in accordance with GAAP.

                  "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

                  "EARN-OUT OBLIGATION" means any purchase price adjustment or contingent consideration based on future operating performance of the acquired entity or assets, payable

                                       10

following the consummation of an acquisition based on criteria set forth in the documentation governing or relating to such acquisition.

                  "EQUITY INTERESTS" means Capital Stock and all warrants,
options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "EQUITY OFFERING" means an offering (including in a private placement) of the Equity Interests (other than Disqualified Stock) of the
Company or any Parent, other than public offerings with respect to the Equity
Interests registered on Form S-8.

                  "EQUITY SPONSOR" means (i) Castle Harlan Partners IV, L.P., a
Delaware limited partnership or any Affiliate thereof or any fund or account controlled or managed by or under common control with Castle Harlan Partners IV,
L.P. or any Affiliate thereof, and (ii) Castle Harlan, Inc. and its employees and directors.

                  "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the
Euroclear system, and any successor thereto.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "EXCHANGE NOTES" means the Notes issued in the Exchange Offer in accordance with Section 2.07(f).

                  "EXCHANGE OFFER" has the meaning set forth in the Registration
Rights Agreement.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

                  "EXISTING INDEBTEDNESS" means Indebtedness outstanding on the date of this Indenture, other than under the Credit Agreement and this
Indenture.

                  "FAIR MARKET VALUE" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.
Fair market value will be determined (1) to the extent expressly provided in this Indenture, in accordance with the applicable provisions of this Indenture,
(2) if with respect to a security registered under the Exchange Act, based on the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the acquisition or sale of such security, (3) unless specified under this Indenture, with respect to any Person or assets (other than cash and Cash Equivalents and securities registered under the Exchange Act), involving consideration equal to or in excess of $15.0 million, based on a written appraisal by an independent accounting, financial advisory or investment banking firm of national standing delivered to the
Trustee, and (4) in all other cases, by the Company's Board of Directors, acting reasonably, in good faith and in accordance with any applicable law. To the extent that an Officer's Certificate is required by this Indenture in

                                       11

connection with the determination of fair market value, such certificate shall be dated within 30 days of the relevant transaction.

                  "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

         (1)      the consolidated interest expense of such Person and its
                  Restricted Subsidiaries for such period, whether paid or
                  accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment
                  obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or
                  bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations;
                  plus

         (2)      the consolidated interest of such Person and its Restricted
                  Subsidiaries that was capitalized during such period; plus

         (3)      any interest expense on Indebtedness of another Person that is
                  Guaranteed by such Person or one of its Restricted
                  Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such
                  Guarantee or Lien is called upon; plus

         (4)      the product of (a) all dividends and distributions, whether paid or accrued and whether or not in cash, on any series of
                  Disqualified Stock of such Person or any Disqualified Stock or preferred stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity
                  Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times
                  (b) a fraction, the numerator of which is one and the
                  denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal,

in each case, on a consolidated basis and in accordance with GAAP.

                  "FIXED CHARGE COVERAGE RATIO" means with respect to any
specified Person for any period, the ratio of the Consolidated Cash Flow of such
Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified
Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

                                       12

                  In addition, for purposes of calculating the Fixed Charge
Coverage Ratio:

         (1)      the Transactions, acquisitions, dispositions, mergers,
                  consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary of the Company during the
                  four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the
                  Calculation Date shall be calculated on a pro forma basis
                  including Pro Forma Cost Savings, assuming that the
                  Transactions and all such acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in
                  Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the
                  Company since the beginning of such period) shall have made any acquisition, disposition, merger, consolidation or
                  discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage
                  Ratio shall be calculated giving pro forma effect thereto for such period as if such acquisition, disposition, merger,
                  consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period; and

         (2)      in calculating Fixed Charges attributable to interest on any
                  Indebtedness computed on a pro forma basis, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so
                  determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such
                  Indebtedness in effect on the Calculation Date; (b) if
                  interest on any Indebtedness actually incurred on the
                  Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a
                  eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the four-quarter period; and (c)
                  notwithstanding clause (a) above, interest in Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps, caps or collars, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such
                  agreement.

                  "FOREIGN BORROWING BASE" means, as of any date, an amount
equal to the sum of (i) 80% of the book value of all accounts receivable owned by Foreign Restricted Subsidiaries of the Company (excluding any accounts receivable that are more than 90 days past due), as of the most recent fiscal quarter for which internal financial statements are available, and (ii) 50% of the net book value of all inventory owned by Foreign Restricted Subsidiaries of the Company as of the most recent fiscal quarter for which internal financial statements are available, all calculated on a combined and consolidated basis and in accordance with GAAP.

                  "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted
Subsidiary of the Company incorporated in any jurisdiction outside the United
States.

                                       13

                  "GAAP" means generally accepted accounting principles set
forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

                  "GLOBAL NOTE LEGEND" means the legend set forth in Section
2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01 or Section 2.07.

                  "GOVERNMENT SECURITIES" means securities that are direct
obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

                  "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                  "GUARANTORS" means:

         (1)      the Parent Guarantor; and

         (2)      the Subsidiary Guarantors.

                  "HEDGING OBLIGATIONS" means, with respect to any specified
Person, the obligations of such Person under:

         (1)      interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or
                  arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

         (2)      commodity swap agreements, commodity option agreements,
                  forward contracts and other agreements or arrangements
                  designed for the purpose of fixing, hedging or swapping
                  commodity price risk; and

         (3)      foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

                  "HOLDER" means a Person in whose name a Note is registered.

                  "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent (without duplication):

         (1)      in respect of borrowed money;

                                       14

         (2)      evidenced by bonds, notes, debentures or similar instruments;

         (3)      evidenced by letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) and
                  reimbursement agreements in respect thereof to the extent that any such letter of credit secures obligations (other than
                  obligations described in clause (1) or (2) above or clause
                  (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such
                  drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for
                  reimbursement;

         (4)      in respect of banker's acceptances;

         (5)      in respect of Capital Lease Obligations;

         (6)      in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that
                  constitutes an accrued expense or trade payable; or

         (7)      representing Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term
"Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person to the extent of such Guarantee of such Indebtedness provided by such Person. Notwithstanding the foregoing, Indebtedness shall at any time include all Earn-out Obligations for which the conditions for payment have been met pursuant to the terms governing such Earn-out Obligations, to the extent that all such Earn-out Obligations then outstanding, in the aggregate, exceed $15.0 million.

                  The amount of any Indebtedness outstanding as of any date
shall be:

         (1)      the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

         (2)      the principal amount thereof, together with any interest
                  thereon that is more than 30 days past due, in the case of any other Indebtedness;

         (3)      with respect to Indebtedness of another Person secured by a
                  Lien on the assets of the Company or any of its Restricted
                  Subsidiaries, the lesser of the fair market value of the
                  property secured or the amount of the secured Indebtedness;

         (4)      with respect to Indebtedness of others supported by a
                  Guarantee of the Company or a Restricted Subsidiary, the
                  lesser of the amount of the primary indebtedness and any
                  stated limit on recourse under the Guarantee; and

                                       15

         (5)      the amount of the Indebtedness in respect of any Hedging
                  Obligations at any time shall be equal to the amount payable as a result of the termination of such Hedging Obligations at such time.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time.

                  "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

                  "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees, but excluding extensions of credit to customers or advances, deposits and payment to or with suppliers, lessors or utilities or for workers' compensation, in each case, in the ordinary course of business that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with GAAP), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made consistent with past practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made a Restricted Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(c). The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such
Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c).

                  "ISSUE DATE" means the date of the original issuance of the
Notes under this Indenture.

                  "LEGAL HOLIDAY" means a Saturday, Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

                  "LEGENDED REGULATION S GLOBAL NOTE" means a global Note in the form of Exhibit A bearing the Global Note Legend (and shall include the
"Schedule of Exchanges of Interests in the Global Note" attached thereto) and the Private Placement Legend that is deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued

                                       16

in a denomination equal to the outstanding principal amount at maturity of the
Notes initially sold in reliance on Rule 903 of Regulation S.

                  "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such
Holders in connection with the Exchange Offer.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any unconditional agreement to grant a security interest in such asset.

                  "LIQUIDATED DAMAGES" means the additional amounts, if any, payable by the Company in the event of a Registration Default under and as defined in the Registration Rights Agreement.

                  "MANAGEMENT AGREEMENT" means the Management Agreement, dated as of the date of this Indenture, by and among Castle Harlan, Inc., the Parent
Guarantor, the Company and CHATT Holdings LLC.

                  "NET INCOME" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

         (1)      any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a)
                  any Asset Sale (without reference to the $2.0 million
                  limitation) or abandonments or reserves relating thereto; or
                  (b) the disposition of any other assets by such Person or any of its Restricted Subsidiaries (other than in the ordinary course of business) or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

         (2)      any extraordinary or nonrecurring gain, loss, income or
                  expense (including nonrecurring gains, losses, income or
                  expense of the Company and its Subsidiaries incurred in
                  connection with the Transactions (including, without
                  limitation, any one-time non-cash charges or expenses
                  associated with the write off of deferred debt issuance costs)
                  and any future acquisitions), together with any related
                  provision for taxes on such extraordinary or nonrecurring
                  gain, loss, income or expense; and

         (3)      any gain (or loss) due solely to fluctuations in currency
                  values and the related tax effects in accordance with GAAP.

                  "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale
(including, without limitation, any cash received upon the sale or other disposition of such non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and

                                       17

sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of
Indebtedness (other than revolving credit Indebtedness, unless there is a required reduction in commitments) secured by a Lien on the asset or assets that were the subject of such Asset Sale, or required to be paid as a result of such sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve or payment with respect to any liabilities associated with such asset or assets and retained by the Company after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

                  "NON-RECOURSE DEBT" means Indebtedness:

         (1)      as to which neither the Company nor any of its Restricted
                  Subsidiaries (a) provides credit support of any kind
                  (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
                  and

         (2)      as to which either (a) the explicit terms provide that there is no recourse against any of the assets of the Company or any
                  Restricted Subsidiary thereof or (b) the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted
                  Subsidiaries.

                  "NON-U.S. PERSON" means a Person who is not a U.S. Person, as defined in Regulation S.

                  "NOTE GUARANTEE" means a Guarantee of the Notes pursuant to this Indenture.

                  "NOTES" means the 10% Senior Subordinated Notes due 2012 of the Company issued on the date hereof, any Additional Notes and any Exchange
Notes, in each case as amended or supplemented from time to time in accordance with the terms of this Indenture. The Notes, any Additional Notes and any
Exchange Notes, whether issued as Global Notes or Definitive Notes, shall be treated as a single class for all purposes under this Indenture.

                  "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness.

                  "OFFERING MEMORANDUM" means the offering memorandum, dated
June 23, 2004, relating to the Company's 10% Senior Subordinated Notes due 2012.

                  "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating
Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer,
the Controller, the Secretary, any Senior Vice President, any Vice President or
any Assistant Vice President of such Person, or any other officer designated by the relevant Board of Directors serving in a similar capacity.

                                       18

                  "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Sections 13.04 and 13.05 as they relate to the making of an Officers'
Certificate.

                  "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of this Indenture.

                  "PARENT" means any direct or indirect parent company of the
Company.

                  "PARENT GUARANTOR" means ATT Holding Co., a Delaware
corporation.

                  "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or
Clearstream, respectively (and with respect to DTC, shall include Euroclear and
Clearstream).

                  "PERMITTED BUSINESS" means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Company and its
Restricted Subsidiaries on the date of this Indenture and other businesses reasonably related or ancillary thereto.

                  "PERMITTED INVESTMENTS" means:

         (1)      any Investment in the Company or in a Restricted Subsidiary of
                  the Company;

         (2)      any Investment in Cash Equivalents;

         (3)      any Investment by the Company or any Restricted Subsidiary of
                  the Company in a Person, if as a result of such Investment:

                  (a)     such Person becomes a Restricted Subsidiary of the
                          Company; or

                  (b)     such Person is merged, consolidated or amalgamated
                          with or into, or transfers or conveys substantially
                          all of its assets to, or is liquidated into, the
                          Company or a Restricted Subsidiary of the Company;

         (4)      any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

         (5)      any Investment the payment for which consists of Equity
                  interests (other than Disqualified Stock) of the Company or any Parent (which Investment, in the case of any Parent, is contributed to the common equity capital of the Company;
                  provided that any such contribution shall be excluded from
                  Section 4.07(a)(iv)(C)(2).

         (6)      Hedging Obligations;

                                       19

         (7)      other Investments in any Person having an aggregate fair
                  market value (measured on the date each such Investment was made and without giving effect to subsequent changes in
                  value), when taken together with all other Investments made pursuant to this clause (7) since the date of this Indenture, not to exceed $5.0 million;

         (8)      any Investment of the Company or any of its Restricted
                  Subsidiaries existing on the date of this Indenture;

         (9)      loans to officers and employees that are, or are extended
                  pursuant to a plan, approved in good faith by a majority of the Board of Directors of the Company in an amount not to
                  exceed $1.0 million outstanding at any time;

         (10)     any Investment acquired by the Company or any of its
                  Restricted Subsidiaries:

                  (a)     in exchange for any other Investment or accounts
                          receivable held by the Company or any such Restricted
                          Subsidiary in connection with or as a result of
                          bankruptcy, workout, reorganization or
                          recapitalization of a Person or the good faith
                          settlement of delinquent obligations of a Person, or

                  (b)     as a result of a foreclosure by the Company or any of
                          its Restricted Subsidiaries with respect to any
                          secured Investment or other transfer of title with
                          respect to any secured Investment in default;

         (11)     Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

         (12)     Investments in Chengde Greenlife Houseware Co., Ltd., Dalian
                  Greenlife Tools Co., Ltd. and Fujian Greenlife Tools of Garden
                  Co., Ltd. having an aggregate value (measured on the date each such Investment was made and without giving effect to
                  subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the date of this Indenture, not to exceed $15.0 million.

         (13)     Investments in joint ventures engaged in a Permitted Business having an aggregate value (measured on the date each such
                  Investment was made and without giving effect to subsequent changes in value), when taken together with all other
                  Investments made pursuant to this clause (13) since the date of this Indenture, not to exceed $10.0 million; and

         (14)     Investments in the Notes.

                  "PERMITTED JUNIOR SECURITIES" means:

         (1)      Equity Interests in the Company or the Parent; or

                                       20

         (2)      debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt at
                  least to the same extent as, or to a greater extent than, the
                  Notes and any Note Guarantees are subordinated to Senior Debt under this Indenture.

                  "PERMITTED LIENS" means:

         (1)      Liens on the assets and property of the Company and any
                  Guarantor securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

         (2)      Liens in favor of the Company or any Restricted Subsidiary of the Company;

         (3)      Liens on assets and property of a Person existing at the time such Person is merged with or into or consolidated or
                  amalgamated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to, and were not incurred in connection with or in the
                  contemplation of, such merger, consolidation or amalgamation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted
                  Subsidiary;

         (4)      Liens on assets and property existing at the time of
                  acquisition thereof by the Company or any Restricted
                  Subsidiary of the Company, provided that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such acquisition and do not extend to any property other than the property so acquired by the
                  Company or the Restricted Subsidiary;

         (5)      Liens to secure Indebtedness (including Capital Lease
                  Obligations) permitted by Section 4.09(b)(iv), covering only the assets acquired with such Indebtedness;

         (6)      Liens of the Company and its Restricted Subsidiaries existing on the date of this Indenture;

         (7)      Liens incurred in the ordinary course of business of the
                  Company or any Restricted Subsidiary of the Company with
                  respect to Indebtedness and other obligations that do not
                  exceed $10.0 million at any one time outstanding;

         (8)      Liens to secure the performance of statutory obligations,
                  surety or appeal bonds, completion guarantees, performance or bid bonds or other similar obligations (exclusive of
                  obligations for the payment of borrowed money) incurred in the ordinary course of business, including letters of credit
                  issued pursuant to the request of and for the account of the
                  Company or any Restricted Subsidiary of the Company in respect of the foregoing in the ordinary course of business;

         (9)      Liens upon specific items of inventory or other goods and
                  proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the
                  account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

                                       21

         (10)     Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

         (11)     Liens to secure Indebtedness of any Foreign Restricted
                  Subsidiary permitted to be incurred under Section 4.09
                  covering only the assets of such Foreign Restricted
                  Subsidiary;

         (12)     Liens securing Hedging Obligations permitted by Section
                  4.09(b)(vii); and

         (13)     Liens on Equity Interests in Unrestricted Subsidiaries that secure Non-Recourse Debt.

                  "PERMITTED REFINANCING INDEBTEDNESS" means:

                  (A) any Indebtedness of the Company or any of its Restricted
         Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock and intercompany Indebtedness); provided that:

         (1)      the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the
                  Indebtedness so extended, refinanced, renewed, replaced,
                  defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium and other
                  amounts necessary to accomplish such refinancing and such
                  reasonable fees and expenses incurred in connection
                  therewith);

         (2)      such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted
                  Average Life to Maturity equal to or greater than the Weighted
                  Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (3)      if the Indebtedness being extended, refinanced, renewed,
                  replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted
                  Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the
                  Holders of Notes as those contained in the documentation
                  governing the Indebtedness being extended, refinanced,
                  renewed, replaced, defeased or refunded;

         (4)      if the Indebtedness being extended, refinanced, renewed,
                  replaced, defeased or refunded is pari passu in right of
                  payment with the Notes or any Note Guarantees, such Permitted
                  Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

                                       22

         (5)      such Indebtedness is incurred either by the Company or by the
                  Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (B) any Disqualified Stock of the Company or any of its
         Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund other
         Indebtedness or Disqualified Stock of the Company or any of its
         Restricted Subsidiaries (other than Indebtedness or Disqualified Stock held by the Company or any of its Restricted Subsidiaries); provided that:

         (1)      the liquidation or face value of such Permitted Refinancing
                  Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, or the liquidation or face value of the Disqualified Stock, as applicable, so extended, refinanced, renewed, replaced or refunded (plus all accrued dividends thereon and the amount of any reasonably determined premium and other amounts necessary to accomplish such refinancing and such reasonable fees and expenses
                  incurred in connection therewith);

         (2)      such Permitted Refinancing Indebtedness has a final redemption date equal to or later than the final maturity or redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the
                  Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

         (3)      such Permitted Refinancing Indebtedness has a final redemption date equal to or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness or
                  Disqualified Stock being extended, refinanced, renewed,
                  replaced or refunded;

         (4)      such Permitted Refinancing Indebtedness is not redeemable at the option of the holder thereof or mandatorily redeemable prior to the final maturity or redemption date of the
                  Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded; and

         (5)      such Disqualified Stock is issued either by the Company or by the Restricted Subsidiary who is the issuer of the
                  Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "PREFERRED STOCK" means, with respect to any Person, any
Capital Stock of such Person that has preferential rights to any other Capital
Stock of such Person with respect to dividends or redemptions upon liquidation.

                                       23

                  "PRINCIPALS" means (1) the Equity Sponsor, (2) Richard Dell,
(3) Duane Greenly and (4) Judy Schuchart.

                  "PRIVATE PLACEMENT LEGEND" means the legend set forth in
Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "PRO FORMA COST SAVINGS" means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an Asset Acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the
Calculation Date and calculated on a basis that is consistent with Regulation
S-X under the Securities Act as in effect and applied as of the date of this
Indenture, (ii) were actually implemented by the business that was the subject of any such Asset Acquisition within six months after the date of the Asset
Acquisition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii)
relate to the business that is the subject of any such Asset Acquisition and that the Company reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the Asset
Acquisition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an Officers' Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by a certificate delivered to the Trustee from the Company's Chief Financial Officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

                  "QIB" means a "qualified institutional buyer" as defined in
Rule 144A.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights
Agreement, dated as of the date hereof, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional
Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the
Securities Act.

                  "REGULATION S" means Regulation S promulgated under the
Securities Act.

                  "REGULATION S GLOBAL NOTE" means a Legended Regulation S
Global Note or an Unlegended Regulation S Global Note, as appropriate.

                  "RELATED PARTY" means

         (1)      any controlling stockholder, partner, member, 80% (or more)
                  owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

         (2)      any trust, corporation, partnership or other entity, the
                  beneficiaries, stockholders, partners, owners or Persons
                  beneficially holding an 80% or more controlling

                                       24

                  interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause.

                  "REPLACEMENT ASSETS" means (1) assets that will be used or useful in a Permitted Business, (2) all or substantially all of the assets of a
Permitted Business or a majority of the Voting Stock of any Person engaged in a
Permitted Business that will become on the date of acquisition thereof a
Restricted Subsidiary or (3) a Permitted Investment under clauses (12) or (13)
of the definition of Permitted Investment that is otherwise permitted under this
Indenture.

                  "REPRESENTATIVE" means the trustee, agent or representative for any Senior Debt.

                  "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

                  "RESTRICTED GLOBAL NOTE" means a 144A Global Note or a
Legended Regulation S Global Note, in each case bearing the Private Placement
Legend.

                  "RESTRICTED INVESTMENT" means an Investment other than a
Permitted Investment.

                  "RESTRICTED PERIOD" means the 40-day distribution compliance period as defined in Regulation S.

                  "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

                  "RULE 144" means Rule 144 promulgated under the Securities
Act.

                  "RULE 144A" means Rule 144A promulgated under the Securities
Act.

                  "RULE 903" means Rule 903 promulgated under the Securities
Act.

                  "RULE 904" means Rule 904 promulgated under the Securities
Act.

                  "SALE AND LEASEBACK TRANSACTION" means, with respect to any
Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof.

                  "SEC" means the Securities and Exchange Commission.

                                       25

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                  "SENIOR DEBT" means:

         (1)      all Indebtedness of the Company or any Guarantor outstanding under the Credit Agreement and all Hedging Obligations with respect thereto, whether outstanding on the date of this
                  Indenture or incurred thereafter;

         (2)      any other Indebtedness (including under Credit Facilities) of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and

         (3)      all Obligations with respect to the items listed in the
                  preceding clauses (1) and (2) (including, without limitation, any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an
                  allowed claim under applicable law).

                  Notwithstanding anything to the contrary in the preceding
paragraph, Senior Debt will not include:

         (1)      any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company or any Guarantor;

         (2)      any liability for federal, state, local or other taxes owed or owing by the Company;

         (3)      any Indebtedness of the Company to any of its Subsidiaries or
                  other Affiliates;

         (4)      any trade payables;

         (5)      the portion of any Indebtedness that is incurred in violation of this Indenture; or

         (6)      any repurchase, redemption or other obligation in respect of
                  Disqualified Stock.

                  "SHELF REGISTRATION STATEMENT" means the Shelf Registration
Statement as defined in the Registration Rights Agreement.

                  "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a
"significant subsidiary", as defined in Article I, Rule 1-02(w) of Regulation
S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

                  "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not

                                       26

include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated as of June 1, 2004, by and among ATT Holding Co, the shareholders of ATT
Holding Co., the warrant holders of ATT Holding Co., Wind Point Investors V,
L.P., as sellers' representative, CHATT Holdings LLC, as buyer parent and CHATT
Holdings Inc., as buyer.

                  "SUBSIDIARY" means, with respect to any specified Person:

         (1)      any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital
                  Stock entitled (without regard to the occurrence of any
                  contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other
                  Subsidiaries of that Person (or a combination thereof); and

         (2)      any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such
                  Person or one or more Subsidiaries of such Person (or any
                  combination thereof).

                  "SUBSIDIARY GUARANTORS" means any Restricted Subsidiary of the
Company that executes a Guarantee in accordance with the provisions of this
Indenture and its respective successors and assigns.

                  "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise set forth in Section 9.03.

                  "TOTAL TANGIBLE ASSETS" means the total consolidated assets, less applicable depreciation, amortization and other valuation reserves and less all goodwill and intangibles, of the Company and its Restricted Subsidiaries, as
shown on the most recent balance sheet of the Company prepared in conformity with GAAP.

                  "TRANSACTIONS" means the transactions described in the
Offering Memorandum under the caption "Summary--The Transactions."

                  "TREASURY REGULATIONS" means the Treasury regulations
promulgated under the Internal Revenue Code of 1986, as amended from time to time (including any successor law).

                  "TRUSTEE" means The Bank of New York, a New York banking
corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "UNLEGENDED REGULATION S GLOBAL NOTE" means a permanent global
Note in the form of Exhibit A bearing the Global Note Legend, that has the
"Schedule of Exchanges of

                                       27

Interests in the Global Note" attached hereto, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

                  "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive
Notes that do not bear and are not required to bear the Private Placement
Legend.

                  "UNRESTRICTED GLOBAL NOTE" means a permanent 144A Global Note or Unlegended Regulation S Global Note that is deposited with or on behalf of and registered in the name of the Depositary or its nominee, representing a series of Notes, and that does not bear the Private Placement Legend.

                  "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted
Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary:

         (1)      has no indebtedness other than Non-Recourse Debt;

         (2)      is not party to any agreement, contract, arrangement or
                  understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the
                  Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

         (3)      is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect
                  obligation (a) to subscribe for additional Equity Interests or
                  (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

         (4)      is not a guarantor or otherwise directly or indirectly
                  provides credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries at the time of such
                  designation unless such guarantee or credit support is
                  released upon such designation.

                  Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the
Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. The amount of the Investment deemed made in such Subsidiary at the time it is designated as an Unrestricted Subsidiary shall be the fair market value of the net assets of such Subsidiary at the time of such designation or, if less, the amount of the Company's Investment in such Subsidiary when made. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted
Subsidiary for purposes of this Indenture and any Indebtedness of such
Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the
Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in Default of such Section.

                                       28

                  "U.S. PERSON" means a U.S. person as defined in Rule 902(o)
under the Securities Act.

                  "VOTING STOCK" of any Person as of any date means the Capital
Stock of such Person that is at the time entitled to vote in the election of the
Board of Directors of such Person.

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any
Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

         (1)      the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial
                  maturity or other required payments of principal or
                  liquidation or face value, including payment at final maturity or redemption, in respect thereof, by (b) the number of years
                  (calculated to the nearest one-twelfth) that will elapse
                  between such date and the making of such payment; by

         (2)      the then outstanding principal or liquidation or face value amount of such Indebtedness or Disqualified Stock.

Section 1.02.     Other Definitions.

                                                                                                       DEFINED IN
        TERM                                                                                            SECTION
        ----                                                                                            -------

        "AFFILIATE TRANSACTION".........................................................................4.11(a)
        "ASSET SALE OFFER"..............................................................................4.10(c)
        "AUTHENTICATION ORDER"..........................................................................  2.02
        "CHANGE OF CONTROL OFFER".......................................................................4.14(a)
        "CHANGE OF CONTROL PAYMENT".....................................................................4.14(a)
        "CHANGE OF CONTROL PAYMENT DATE"................................................................4.14(a)
        "COVENANT DEFEASANCE"...........................................................................  8.03
        "DTC"...........................................................................................2.01(c)
        "EVENT OF DEFAULT"..............................................................................  6.01
        "LEGAL DEFEASANCE"..............................................................................  8.02
        "NONPAYMENT DEFAULT"............................................................................12.03(b)
        "OFFER AMOUNT"..................................................................................  3.08
        "OFFER PERIOD"..................................................................................  3.08
        "OFFSHORE TRANSACTION".......................................................................2.07(d)(i)(C)
        "PAYING AGENT"..................................................................................2.04(a)
        "PAYMENT BLOCKAGE NOTICE".......................................................................12.03(b)
        "PAYMENT DEFAULT"...............................................................................  6.01
        "PERMITTED DEBT"................................................................................4.09(b)
        "PURCHASE DATE".................................................................................  3.08
        "REGISTRAR".....................................................................................2.04(a)
        "RELATED PROCEEDINGS"........................................................................... 13.09
        "REPURCHASE OFFER"..............................................................................  3.08
        "RESTRICTED PAYMENTS".........................................................................4.07(a)(iv)
        "SPECIFIED COURTS".............................................................................. 13.09

                                       29

Section 1.03.     Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the
following meanings:

                  "INDENTURE SECURITIES" means the Notes;

                  "INDENTURE SECURITY HOLDER" means a Holder of a Note;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the
Trustee; and

                  "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the
TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.     Rules of Construction. Unless the context otherwise requires:

                  (a)     a term has the meaning assigned to it;

                  (b)     an accounting term not otherwise defined has the
                          meaning assigned to it in accordance with GAAP;

                  (c)     "or" is not exclusive;

                  (d)     words in the singular include the plural, and in the
                          plural include the singular;

                  (e)     "herein", "hereof" and other word of similar import
                          refer to this Indenture as a whole and not to any
                          particular Section, Article or other subdivision;

                  (f)     all references to Sections or Articles or Exhibits
                          refer to Sections or Articles or Exhibits of or to
                          this Indenture unless otherwise indicated; and

                  (g)     references to sections of or rules under the
                          Securities Act shall be deemed to include substitute,
                          replacement of successor sections or rules adopted by
                          the SEC from time to time.

                                       30

                                  ARTICLE TWO
                                    THE NOTES

Section 2.01.     Form and Dating.

                  (a) General. The Notes and the Trustee's certificate of
authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered form without interest coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                  The terms and provisions contained in the Notes shall
constitute, and are hereby expressly made, a part of this Indenture, and the
Company, the Parent Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Notes. Notes issued in global form shall be
substantially in the form of Exhibit A (and shall include the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of
Exhibit A (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global
Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.
Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.07 hereof.

                  (c) Regulation S Global Notes. Notes offered and sold in
reliance on Regulation S shall be issued initially in the form of the Legended
Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The
Depository Trust Company ("DTC") in New York, New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.07(h). Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global
Note may be exchanged for beneficial interests in Unlegended Regulation S Global
Notes pursuant to Section 2.07 and the Applicable Procedures. Simultaneously
with the authentication of Unlegended Regulation S Global Notes, the Trustee
shall cancel the Legended Regulation S Global Note. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments

                                       31

made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (d) Euroclear and Clearstream Procedures Applicable. The
provisions of the "Operating Procedures of the Euroclear System" and "Terms and
Conditions Governing Use of Euroclear" and the "General Terms and Conditions of
Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02.     Execution and Authentication.

                  One Officer of the Company shall sign the Notes for the
Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee or its authenticating agent as provided below. Such signature shall be conclusive evidence that the Note has been authenticated in accordance with this Indenture.

                  The aggregate principal amount of Notes which may be
authenticated and delivered under this Indenture is unlimited.

                  The Company may, subject to Article Four of this Indenture and applicable law, issue Additional Notes and Exchange Notes under this Indenture.
The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

                  On the date hereof $150.0 million in aggregate principal
amount of Notes will be authenticated by the Trustee and issued by the Company under this Indenture.

                  At any time and from time to time after the execution of this
Indenture, the Trustee shall, upon receipt of a written order of the Company signed by one Officer of the Company (an "AUTHENTICATION ORDER"), authenticate
Notes for original issue in an aggregate principal amount specified in such
Authentication Order. Such Authentication Order shall specify the amount of
Notes to be authenticated, whether the Notes are to be Global Notes or
Definitive Notes, and the date on which the original issue of such Notes is to be authenticated.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.
Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an
Agent to deal with Holders or an Affiliate of the Company.

                                       32

Section 2.03.     Methods of Receiving Payments on the Notes.

                  If a Holder has given wire transfer instructions to the
Company, the Company shall pay all principal, interest and premium and
Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Section 2.04.     Registrar and Paying Agent.

                  (a) The Company shall maintain an office or agency (which
shall initially be the Corporate Trust Office of the Trustee) where (i) Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and
(ii) Notes may be presented for payment ("PAYING AGENT") and (iii) notices and demands to or upon the Company in respect of the Notes under this Indenture may be secured. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The
Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The
Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  (b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

                  (c) The Company initially appoints the Trustee to act as the
Registrar and Paying Agent and to act as Custodian with respect to the Global
Notes, and an agent for service of demands and notices in connection with the
Notes.

Section 2.05.     Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the
Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the
Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it for the purpose of making payments on the Notes to the Trustee. The Company at any time may require a
Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money, as
Paying Agent, other than to account to the Trustee and the Company for any funds disbursed. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

                                       33

Section 2.06.     Holder Lists.

                  The Trustee shall preserve in as current a form as is
reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the
Registrar to furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.07.     Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes. A Global Note may
not be transferred as a whole except by the Depositary to a nominee of the
Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) DTC (A) notifies the Company that it is unwilling or unable to continue as Depositary for the
Global Notes and the Company fails to appoint a successor Depositary within 120 days after receiving such notice or (B) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor
Depositary within 120 days after becoming aware of such condition; (ii) the
Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; provided that in no event shall the Legended
Regulation S Global Note be exchanged by the Company for Definitive Notes other than in accordance with Section 2.07(c)(ii); or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above,
Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A
Global Note may not be exchanged for another Note other than as provided in this
Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the
Global Notes. The transfer and exchange of beneficial interests in the Global
Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities
Act. None of the Company, the Trustee nor any agent of the Company or the
Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a
Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Transfers of beneficial interests in the
Global Notes also shall require compliance with either subparagraph (i) or (ii)
below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                                       34

         (i) Transfer of Beneficial Interests in the Same Global Note.
Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same
Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended
Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser, as defined in the
Registration Rights Agreement). Beneficial interests in any Unrestricted Global
Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

         (ii) All Other Transfers and Exchanges of Beneficial Interests in
Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2)
instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the
Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive
Notes be issued upon the transfer or exchange of beneficial interests in the
Legended Regulation S Global Note other than in accordance with Section
2.07(c)(ii). Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f), the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global
Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(i).

         (iii) Transfer of Beneficial Interests to Another Restricted Global
Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of
Section 2.07(b)(ii) above and the Registrar receives the following:

                                       35

                          (A) if the transferee shall take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit
                  B, including the certifications in item (1) thereof; and

                          (B) if the transferee shall take delivery in the form
                  of a beneficial interest in a Legended Regulation S Global
                  Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2)
                  thereof.

                  (iv) Transfer and Exchange of Beneficial Interests in a
Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.
A beneficial interest in any Restricted Global Note may be exchanged by any
Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

                          (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights
                  Agreement and the Holder of the beneficial interest to be
                  transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of
                  Transmittal (1) it is not an affiliate (as defined in Rule
                  144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the
                  Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of
                  business;

                          (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration
                  Rights Agreement;

                          (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in
                  accordance with the Registration Rights Agreement; or

                          (D) the Registrar receives the following:

                              (1) if the holder of such beneficial interest in a
                          Restricted Global Note proposes to exchange such
                          beneficial interest for a beneficial interest in an
                          Unrestricted Global Note, a certificate from such
                          holder in the form of Exhibit C, including the
                          certifications in item (1)(a) thereof; or

                              (2) if the holder of such beneficial interest in a
                          Restricted Global Note proposes to transfer such
                          beneficial interest to a Person who shall take
                          delivery thereof in the form of a beneficial interest
                          in an Unrestricted Global Note, a certificate from
                          such holder in the form of Exhibit B, including the
                          certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable
                  Procedures so require, an opinion of

                                       36

                  counsel in form reasonably acceptable to the Registrar and the
                  Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement
                  Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B)
or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more
Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) Transfer or Exchange of Beneficial Interests for
         Definitive Notes.

                  (i) Beneficial Interests in Restricted Global Notes to
         Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a
         Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                          (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the
                  certifications in item (2)(a) thereof;

                          (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities
                  Act, a certificate to the effect set forth in Exhibit B,
                  including the certifications in item (1) thereof;

                          (C) [INTENTIONALLY OMITTED];

                          (D) [INTENTIONALLY OMITTED];

                          (E) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an
                  exemption from the registration requirements of the Securities
                  Act other than that listed in subparagraph (B) above, a
                  certificate to the effect set forth in Exhibit B hereto,
                  including the certifications, certificates and Opinion of
                  Counsel required by item (3) thereof, if applicable; or

                          (F) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the
                  certifications in item (3)(a) thereof,

                                       37

         the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section
         2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a
         Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest in a Restricted
         Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or
         Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any
         Definitive Note issued in exchange for a beneficial interest in a
         Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Legended Regulation S Global Note
         to Definitive Notes. A beneficial interest in the Legended Regulation S
         Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) Beneficial Interests in Restricted Global Notes to
         Unrestricted Definitive Notes. A holder of a beneficial interest in a
         Restricted Global Note may exchange such beneficial interest for an
         Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted
         Definitive Note only if:

                          (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights
                  Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a
                  transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any
                  Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the
                  Exchange Notes in its ordinary course of business;

                          (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration
                  Rights Agreement;

                          (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in
                  accordance with the Registration Rights Agreement; or

                          (D) the Registrar receives the following:

                                       38

                                (1) if the holder of such beneficial interest in
                          a Restricted Global Note proposes to exchange such
                          beneficial interest for a Definitive Note that does
                          not bear the Private Placement Legend, a certificate
                          from such Holder in the form of Exhibit C, including
                          the certifications in item (1)(b) thereof; or

                                (2) if the holder of such beneficial interest in
                          a Restricted Global Note proposes to transfer such
                          beneficial interest to a Person who shall take
                          delivery thereof in the form of a Definitive Note that
                          does not bear the Private Placement Legend, a
                          certificate from such Holder in the form of Exhibit B,
                          including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable
                  Procedures so require, an opinion of counsel in form
                  reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer
                  contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the
                  Securities Act.

                  (iv) Beneficial Interests in Unrestricted Global Notes to
         Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive
         Note, then, upon satisfaction of the conditions set forth in Section
         2.07(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
         Section 2.07(i), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a
         Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest pursuant to this
         Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The
         Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv)
         shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial
Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in
         Restricted Global Notes. If any Holder of a Restricted Definitive Note
         proposes to exchange such Note for a beneficial interest in a
         Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the
         Registrar of the following documentation:

                                       39

                          (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a
                  Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b)
                  thereof;

                          (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A, a
                  certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

                          (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an "OFFSHORE TRANSACTION"
                  in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or

                          (D) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a
                  certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof,

         the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in
         Unrestricted Global Notes. A Holder of a Restricted Definitive Note may
         exchange such Note for a beneficial interest in an Unrestricted Global
         Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an
         Unrestricted Global Note only if:

                          (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights
                  Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the
                  applicable Letter of Transmittal (1) it is not an affiliate
                  (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a
                  distribution of the Exchange Notes to be issued in the
                  Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

                          (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration
                  Rights Agreement;

                          (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in
                  accordance with the Registration Rights Agreement; or

                          (D) the Registrar receives the following:

                                       40

                              (1) if the Holder of such Restricted Definitive
                          Note proposes to exchange such Note for a beneficial
                          interest in the Unrestricted Global Note, a
                          certificate from such Holder in the form of Exhibit C,
                          including the certifications in item (1)(c) thereof;
                          or

                              (2) if the Holder of such Restricted Definitive
                          Note proposes to transfer such Note to a Person who
                          shall take delivery thereof in the form of a
                          beneficial interest in the Unrestricted Global Note, a
                          certificate from such Holder in the form of Exhibit B,
                          including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable
                  Procedures so require, an opinion of counsel in form
                  reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer
                  contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the
                  Securities Act.

                  Upon satisfaction of the conditions of any of the
         subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the
         Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in
         Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note
         may exchange such Note for a beneficial interest in an Unrestricted
         Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an
         Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable
         Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more
Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) Transfer and Exchange of Definitive Notes for Definitive
Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional

                                       41

certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

                  (i) Restricted Definitive Notes to Restricted Definitive
         Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                      (A) if the transfer shall be made pursuant to Rule 144A
                  under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the
                  certifications in item (1) thereof;

                      (B) [INTENTIONALLY OMITTED]; and

                      (C) if the transfer shall be made pursuant to any other
                  exemption from the registration requirements of the Securities
                  Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if
                  applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive
         Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted
         Definitive Note if:

                      (A) such exchange or transfer is effected pursuant to the
                  Exchange Offer in accordance with the Registration Rights
                  Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the
                  applicable Letter of Transmittal that (1) it is not an
                  affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the
                  Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

                      (B) any such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration
                  Rights Agreement;

                      (C) any such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in
                  accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                          (1) if the Holder of such Restricted Definitive Note
                      proposes to exchange such Note for an Unrestricted
                      Definitive Note, a certificate from such Holder in the
                      form of Exhibit C, including the certifications in item
                      (1)(d) thereof; or

                                       42

                          (2) if the Holder of such Restricted Definitive Note
                      proposes to transfer such Note to a Person who shall take
                      delivery thereof in the form of an Unrestricted Definitive
                      Note, a certificate from such Holder in the form of
                      Exhibit B, including the certifications in item (4)
                      thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an opinion of counsel in form
                  reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive
         Notes. A Holder of Unrestricted Definitive Notes may transfer such
         Notes to a Person who takes delivery thereof in the form of an
         Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted
         Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not affiliates (as defined in Rule 144) of the Company, (y) they are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (z) they are acquiring the Exchange Notes in their ordinary course of business and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted
Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the
Persons designated by the Holders of Restricted Global Notes so accepted
Unrestricted Global Notes in the appropriate principal amount.

                  (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend. Except as permitted below, each
         Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

              THIS NOTE AND THE GUARANTEE ENDORSED HEREON HAVE NOT BEEN
              REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
              "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE
              NOR THE GUARANTEE ENDORSED

                                       43

              HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED,
              SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE
              DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH
              TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION
              REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND
              THE GUARANTEE ENDORSED HEREON, BY ITS ACCEPTANCE HEREOF, AGREES TO
              OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE
              WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE
              HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF
              THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEE ENDORSED
              HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEE ENDORSED
              HEREON) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO
              THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN
              EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR
              SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A
              UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY
              BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE
              144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A
              QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE
              TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO
              OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED
              STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT
              OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE
              REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE
              COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR
              TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY
              DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S
              UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE
              RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN
              OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION
              SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING
              CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM
              APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE
              TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE
              REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  Notwithstanding the foregoing, any Global Note or Definitive
         Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv),
         (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                                       44

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                  THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE
                  INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR
                  THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT
                  TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE
                  REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS
                  GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT
                  TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE
                  MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
                  SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE
                  TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN
                  CONSENT OF THE COMPANY.

                  (h) Regulation S Global Note Legend. The Regulation S Global
Note shall bear a legend in substantially the following form:

                  THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE
                  CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR
                  DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS
                  DEFINED HEREIN).

                  (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.
At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive
Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the
Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the
Depositary at the direction of the Trustee to reflect such increase.

                  (j) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the
         Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                                       45

                  (ii) No service charge shall be made to a Holder of a
         beneficial interest in a Global Note or to a Holder of a Definitive
         Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10, 4.14 and 9.05).

                  (iii) The Registrar shall not be required to register the
         transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive
         Notes shall be the valid and legally binding obligations of the
         Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to
         register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part,
         (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

                  (vi) Prior to due presentment for the registration of a
         transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving all payments of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and
         Definitive Notes in accordance with the provisions of Section 2.02.

                  (viii) All certifications, certificates and Opinions of
         Counsel required to be submitted to the Registrar pursuant to this
         Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.08.     Replacement Notes.

                  (a) If any mutilated Note is surrendered to the Trustee or the
Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee's requirements are met. If required by the Trustee or the Company, an affidavit of loss certificate and an indemnity bond must be supplied by the

                                       46

Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel.

                  (b) Every replacement Note is an additional obligation of the
Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09.     Outstanding Notes.

                  (a) The Notes outstanding at any time are all the Notes
authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the
Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section
3.07(b).

                  (b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.

                  (c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

                  (d) If the Paying Agent holds, as Paying Agent, on a
redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10.     Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or any of its Affiliates, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only
Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11.     Temporary Notes.

                  (a) Until certificates representing definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an
Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary
Notes upon receipt of an Authentication Order in accordance with Section 2.02.

                                       47

                  (b) Until so exchanged, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12.     Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any
Notes surrendered to them for registration of transfer, exchange or payment. The
Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled
Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the
Trustee for cancellation.

Section 2.13.     Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are
Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the
Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14.     CUSIP Numbers.

                  The Company in issuing the Notes may use "CUSIP" numbers, and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or exchanges as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                       48

                                 ARTICLE THREE
                            REDEMPTION AND OFFERS TO
                                    PURCHASE

Section 3.01.     Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least
30 days but not more than 60 days before a redemption date, an Officers'
Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of
Notes to be redeemed and (iv) the redemption price.

Section 3.02.     Selection of Notes to Be Redeemed.

                  (a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the
Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the
Trustee shall deem fair and appropriate and in such manner as complies with any applicable legal requirements. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No
Notes in amounts of $1,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000;
except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of
$1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.     Notice of Redemption.

                  (a) At least 30 days but not more than 60 days before a
redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than
60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.
Failure to give notice of redemption, or any defect therein to any Holder of any
Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (i) the redemption date;

                                       49

                  (ii) the redemption price (including the amount of accrued and unpaid interest or Liquidated Damages, if any, to be paid);

                  (iii) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or
         Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

                  (iv) the name and address of the Paying Agent;

                  (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

                  (vi) that, unless the Company defaults in making such
         redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

                  (vii) the paragraph of the Notes and/or Section of this
         Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  (b) At the Company's request, the Trustee shall give the
notice of redemption to each Holder in the Company's name and at its expense;
provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated
in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

                  (c) If the Company has not delivered to the Trustee an
Officers' Certificate pursuant to a request made under Section 3.03(b), the
Company shall nonetheless deliver to the Trustee, at least 45 days prior to the redemption date, written notice of such redemption.

Section 3.04.     Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Interest and Liquidated Damages, if any, on Notes (or portions of therein) called for redemption ceases to accrue on and after the redemption date, unless the Company defaults in making the applicable redemption payment. A notice of redemption may not be conditional.

                                       50

Section 3.05.     Deposit of Redemption Price.

                  (a) Not later than 12:00 p.m. (noon) Eastern Time on the
redemption date, the Company shall deposit with the Trustee or with the Paying
Agent money sufficient to pay the redemption price of and accrued and unpaid interest and Liquidated Damages, if any, on all Notes (or portions therein) to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the
Company in excess of the amounts necessary to pay the redemption price
(including accrued and unpaid interest and any Liquidated Damages) for all Notes to be redeemed.

                  (b) If the Company complies with the provisions of the
preceding paragraph, on and after the redemption date, accrued and unpaid interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.     Notes Redeemed in Part.

                  Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $1,000 or less shall be redeemed in part.

Section 3.07.     Optional Redemption.

                  (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this
Section 3.07 prior to July 15, 2008. On or after July 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days'
notice mailed to each Holder of the Notes being redeemed, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes, to the
applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

                                       51

                  YEAR                                               PERCENTAGE
                  ----                                               ----------

                  2008..........................................      105.000%

                  2009..........................................      102.500%

                  2010 and thereafter...........................      100.000%

                  (b) At any time prior to July 15, 2007, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of
Notes issued hereunder at a redemption price of 110.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, with the net cash proceeds of one or more Equity Offerings of the Company (or any Parent to the extent such proceeds are contributed to the common equity of the Company); provided that (1) at least
65% of the aggregate principal amount of Notes initially issued under this
Indenture remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Company and its Subsidiaries; and (2)
the redemption must occur within 90 days of the date of the closing of such
Equity Offering (or, in the case of any Equity Offering by any Parent, the contribution to the issuer).

                  (c) Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through 3.06.

                  (d) The Company may at any time and from time to time purchase or otherwise acquire Notes whether pursuant to open market transactions or otherwise.

Section 3.08.     Repurchase Offers.

                  In the event that, pursuant to Section 4.10 or Section 4.14, the Company shall be required to commence an offer to all Holders to purchase all or a portion of their respective Notes (a "REPURCHASE OFFER"), it shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified below.

                  The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD").
No later than three Business Days after the termination of the Offer Period (the
"PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the "OFFER
AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in accordance with Section 2.03.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and any Liquidated Damages shall be paid to the Person in whose name a
Note is registered at the close of business on such record

                                       52

date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

                  Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase
Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

                  (i) that the Repurchase Offer is being made pursuant to this
         Section 3.08 and Section 4.10 or Section 4.14 hereof, and the length of time the Repurchase Offer shall remain open;

                  (ii) the Offer Amount, the purchase price and the Purchase
         Date;

                  (iii) that any Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

                  (iv) that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the
         Repurchase Offer shall cease to accrue interest and Liquidated Damages, if any, on and after the Purchase Date;

                  (v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the
         Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the
         Purchase Date;

                  (vii) that Holders shall be entitled to withdraw their
         election if the Company, the Depositary or the Paying Agent, as the
         case may be, receives, not later than the expiration of the Offer
         Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the
         Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (viii) that, if the aggregate amount of Notes surrendered by
         Holders exceeds the Offer Amount, the Trustee shall, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the
         Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                                       53

                  (ix) that Holders whose Notes were purchased only in part
         shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On the Purchase Date, the Company shall, to the extent lawful, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all
Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes (or portions thereof) were accepted for payment by the
Company in accordance with the terms of this Section 3.08. The Company, the
Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Note equal in principal amount at maturity to any unpurchased portion of the Note surrendered, if any.
The Trustee, upon written request from the Company, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such
Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly returned by mail or delivered by the Company (or at the request of the Company, the Trustee)
to the respective Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.08,
4.10 or 4.14, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under
Section 3.08, 4.10 or 4.14 by virtue of such compliance with such securities laws and regulations.

                                  ARTICLE FOUR
                                    COVENANTS

Section 4.01.     Payment of Notes.

                  (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date it is due if the Paying Agent, if other than the
Company or one of its Subsidiaries, holds as of 12:00 p.m. (noon) Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the amounts set forth in the Registration Rights Agreement and in the same manner and on the same dates as interest is payable on the Notes.

                  (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay

                                       54

interest (including post-petition interest in any proceeding under any
Bankruptcy Law) on overdue installments of interest, and Liquidated Damages
(without regard to any applicable grace period) at the same rate and at the same times to the extent lawful.

Section 4.02.     Maintenance of Office or Agency.

                  (a) The Company shall maintain in the Borough of Manhattan,
The City of New York, an office or agency (which may be an office of the Trustee or Registrar or agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust
Office of the Trustee.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.04 of this Indenture.

Section 4.03.     Reports.

                  (a) Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish, upon request, to the Trustee on behalf of the Holders of Notes, within the time periods specified in the SEC's rules and regulations (together with any extensions granted by the SEC):

                  (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and
         10-K if the Company were required to file such Forms, including a
         "Management's Discussion and Analysis of Financial Condition and
         Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                  (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided, however, that (x) if the SEC will accept the filings of the Company as provided in the next succeeding paragraph, the Company need not furnish such reports to the Trustee and (y) the Company shall not be required to furnish financial information for the period ended June 26, 2004 prior to September 30,
2004.

                                       55

                  (b) Following the date by which the Company is required to consummate the Exchange Offer, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in Section
4.03(a)(i) and Section 4.03(a)(ii) with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                  (c) If the Company has designated any of its Subsidiaries as
Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of
Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

                  (d) For so long as any Notes (but not the Exchange Notes)
remain outstanding, the Company and the Parent Guarantor shall furnish to the
Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4)
under the Securities Act.

                  (e) Notwithstanding the foregoing, so long as the Parent
Guarantor is a Guarantor, the reports, information and other documents required to be filed and provided as described above shall be those of the Parent
Guarantor, rather than those of the Company, so long as such filings would satisfy the SEC's requirements. In such event, the quarterly and annual financial information required by this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial
Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of both (x) any Unrestricted
Subsidiaries of the Company and (y) any Subsidiaries of the Parent Guarantor
(other than the Company) that are not Subsidiaries of the Company.

                  (f) The receipt by the Trustee of any such reports and
statements pursuant to this Section 4.03 shall not constitute notice or constructive notice of any information contained in such reports and statements or determinable from information contained in such reports and statements, including the Issuer's compliance with any covenants hereunder (as to which the
Trustee is entitled to rely exclusively on an Officer's Certificate).

Section 4.04.     Compliance Certificate.

                  (a) The Company and each Guarantor (to the extent that such
Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of the first fiscal year following the date hereof, and within 90 days after the end of each fiscal year thereafter, an Officers'
Certificate stating that a review of the activities of the Company and its
Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the
Company has kept, observed, performed and fulfilled its obligations under this
Indenture, and further stating, as to each such Officer signing

                                       56

such certificate, that to his or her knowledge, the Company has complied with all conditions and covenants under this Indenture (or, if a Default or Event of
Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current
recommendations of the American Institute of Certified Public Accountants, the
year-end financial statements delivered pursuant to Section 4.03(a)(i) above shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the
Company has failed to comply with the provisions of Article Four or Article Five hereof in so far as they relate to financial or accounting matters or, if an event of noncompliance has come to their attention, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are
outstanding, deliver to the Trustee, within five Business Days after any Officer becomes aware of any Default or Event of Default, an Officers' Certificate
specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.     Taxes.

                  The Company shall pay, and shall cause each of its
Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.     Stay, Extension and Usury Laws.

                  The Company and each of the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the
Company and each of the Guarantors (to the extent that it may lawfully do so)
hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                                       57

Section 4.07.     Restricted Payments.

                  (a) The Company shall not, and shall not permit any of its
Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted
         Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the
         Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted
         Subsidiaries' Equity Interests in their capacity as such, other than dividends, payments or distributions (a) payable in Equity Interests
         (other than Disqualified Stock) of the Company or (b) to the Company or
         a Restricted Subsidiary of the Company;

                  (ii) purchase, redeem or otherwise acquire or retire for value
         (including, without limitation, in connection with any merger or consolidation) any Equity Interests of the Company, any Parent or any
         Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries;

                  (iii) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the
         Note Guarantees, except (1) a payment of interest or principal at the
         Stated Maturity thereof or (2) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition; or

                  (iv) make any Restricted Investment (all such payments and other actions set forth in Section 4.07(a)(i) through (iv) being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

                       (A) no Default or Event of Default shall have occurred
                  and be continuing or would occur as a consequence thereof;

                       (B) the Company would, at the time of such Restricted
                  Payment and after giving pro forma effect thereto as if such
                  Restricted Payment had been made at the beginning of the
                  applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the
                  Fixed Charge Coverage Ratio test set forth in Section 4.09(a);
                  and

                       (C) such Restricted Payment, together with the aggregate
                  amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this
                  Indenture (excluding Restricted Payments permitted by clauses
                  (2), (3), (4), (5), (6), (7), (8), (14) and (15) of Section
                  4.07(b)), is less than the sum, without duplication, of:

                           (1) 50% of the Consolidated Net Income of the Company
                       for the period (taken as one accounting period) from the
                       beginning of the first fiscal quarter commencing after
                       the date of this Indenture to the end of the

                                       58

                       Company's most recently ended fiscal quarter for which
                       internal financial statements are available at the time
                       of such Restricted Payment (or, if such Consolidated Net
                       Income for such period is a deficit, less 100% of such
                       deficit), plus

                           (2) 100% of the aggregate net proceeds, including the
                       fair market value of property, received by the Company
                       subsequent to the date of this Indenture as a
                       contribution to its common equity capital or from the
                       issue or sale of Equity Interests of the Company or net
                       cash proceeds received by the Company subsequent to the
                       date of this Indenture from the issue or sale of
                       Disqualified Stock or debt securities of the Company that
                       have been converted into or exchanged, including the
                       aggregate cash received upon issuance and at the time of
                       such conversion or exchange of such Disqualified Stock or
                       debt securities, for such Equity Interests (other than
                       Equity Interests (or Disqualified Stock or debt
                       securities) sold to a Restricted Subsidiary of the
                       Company), plus

                           (3) an amount equal to the net reduction in
                       Restricted Investments made by the Company and its
                       Restricted Subsidiaries subsequent to the date of this
                       Indenture, resulting from payments of interest on
                       Indebtedness, dividends, repayments of loans or advances
                       or other transfers of assets, in each case to the Company
                       or any such Restricted Subsidiary from any such
                       Investment, from the net cash proceeds from return of
                       capital on, redemption of or the sale of any such
                       Investment, from the release of any guarantee (except to
                       the extent of any amounts paid under such guarantee) or
                       from a redesignation of an Unrestricted Subsidiary to a
                       Restricted Subsidiary, but only if and to the extent such
                       amounts are not included in the calculation of
                       Consolidated Net Income and not to exceed in the case of
                       any Investment the amount of the Investment previously
                       made by the Company or any Restricted Subsidiary in such
                       Person or Unrestricted Subsidiary; provided that any
                       amounts in excess of the amount of the Investment
                       previously made may be added to the amounts otherwise
                       available under this Section 4.07(a)(iv)(C)(3) to make
                       Restricted Investments pursuant to this Section
                       4.07(a)(iv)(C).

                  (b) Section 4.07(a) shall not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                  (2) the redemption, repurchase, retirement, defeasance or
         other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company or
         any Parent (x) in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company, other than
         Disqualified Stock or (y) from

                                       59

         the substantially concurrent contribution of cash to the Company's common equity capital; provided that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from
         Section 4.07(a)(iv)(C)(2);

                  (3) the repayment, defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any Restricted Subsidiary
         subordinated to the Notes or any Note Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

                  (5) the repurchase, redemption or other acquisition or
         retirement for value of any Equity Interests of the Company and any distribution, loan or advance to any Parent for the repurchase, redemption or other acquisition or retirement for value of any Equity
         Interests of any Parent, in each case held by any former or current employees, officers, directors or consultants of any Parent or the
         Company or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such
         Persons, in an amount not to exceed $2.0 million in any calendar year;
         provided that the Company may carry over and make in subsequent calendar years, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding calendar year up to a maximum of $6.0 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed (i) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company (or any Parent to the extent such net cash proceeds are contributed to the common equity of the Company) to employees, officers, directors or consultants of the Company and its Restricted
         Subsidiaries that occurs after the date of this Indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments) plus
         (ii) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the date of this
         Indenture less any amounts previously applied to the payment of
         Restricted Payments pursuant to this Section 4.07(b)(5); provided further that cancellation of Indebtedness owing to the Company from employees, officers, directors and consultants of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity
         Interests of the Company from such Persons shall not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture; and provided further that the net cash proceeds from such sales of Equity Interests described in clause
         (i) of this Section 4.07(b)(5) shall be excluded from Section
         4.07(a)(iv)(C)(2) to the extent such proceeds have been or are applied to the payment of Restricted Payments pursuant to this Section
         4.07(b)(5);

                  (6) the payment of dividends or other distributions or the making of loans or advances to any Parent in amounts required for any
         Parent to pay franchise taxes and

                                       60

         other fees required to maintain its existence and provide for all other operating costs of any Parent to the extent attributable to the ownership or operation of the Company and its Restricted Subsidiaries, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses including all costs and expenses with respect to filings with the SEC, of up to an aggregate amount under this Section 4.07(b)(6) of $500,000 per fiscal year
         (provided that the Company may carry over and make in subsequent fiscal years, in addition to the amounts permitted for such fiscal year, the amount of such dividends, distributions, loans or advances permitted to have been made but not made in any preceding fiscal year up to a maximum of $1.5 million in any fiscal year), plus any indemnification claims made by directors or officers of any Parent attributable to the ownership or operation of the Company and its Restricted Subsidiaries, plus any amount necessary to enable any Parent to pay sums (x) owing under the Management Agreement and (y) described in clauses (12), (13)
         and (14) of the definition of "Asset Sale" herein;

                  (7) the payment of dividends or other distributions by the
         Company to any Parent in amounts required to pay the tax obligations of any Parent attributable to the Company and its Subsidiaries determined as if the Company and its Subsidiaries had filed a separate consolidated, combined or unitary return for the relevant taxing jurisdiction; provided that any refunds received by any Parent attributable to the Company or any of its Subsidiaries shall promptly be returned by such Parent to the Company through a contribution to the common equity of, or the purchase of common stock (other than
         Disqualified Stock) of the Company from, the Company; and provided further that the amount of any such contribution or purchase shall be excluded from Section 4.07(a)(iv)(C)(2);

                  (8) repurchases of Capital Stock deemed to occur upon the
         cashless exercise of stock options and warrants;

                  (9) other Restricted Payments not otherwise permitted pursuant to this Section 4.07 in an aggregate amount not to exceed $7.5 million;

                  (10) the declaration and payment of dividends and
         distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.09;

                  (11) upon the occurrence of a Change of Control and within 60 days after completion of the offer to repurchase Notes pursuant to
         Section 4.14 (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the Company subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof
         (plus accrued and unpaid interest);

                  (12) within 60 days after the completion of any Asset Sale
         Offer pursuant to Section 4.10 (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the Company subordinated to the Notes that is required to be

                                       61

         repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest);

                  (13) payments or distributions to dissenting stockholders, not to exceed $1.0 million, pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

                  (14) Investments acquired as a contribution to the common
         equity capital of the Company, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Equity
         Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from Section
         4.07(a)(iv)(C)(2);

                  (15) payments not to exceed $100,000 in the aggregate since date of this Indenture to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; or

                  (16) the redemption, repurchase or other acquisition for value of any common Equity Interests of any Restricted Subsidiary of the
         Company that are held by a Person that is not an Affiliate of the
         Company to the extent required to satisfy applicable laws, rules or regulations; provided that the consideration for such redemption, repurchase or other acquisition is not in excess of either (x) the fair market value of such common Equity Interests or (y) such amount required by applicable laws, rules or regulations;

                  provided, however, that in the case of clauses (5), (9), (11),
(12) and (15) above, no Default or Event of Default has occurred and is continuing.

                  (c) The amount of all Restricted Payments (other than cash)
shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or any Restricted Subsidiary, as the case may be, pursuant to the Restricted
Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall, if the fair market value thereof exceeds $1.0 million, be determined by the Board of Directors of the Company, whose resolution with respect thereto shall be delivered to the Trustee. The Board of
Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any
Restricted Payment, the Company shall deliver to the Trustee an Officers'
Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

                  (d) Notwithstanding anything to the contrary in this Section
4.07, the payment of dividends or other distributions to any Parent in amounts required for such Parent to make payments (or the payment directly by the
Company of amounts) in respect of post-closing

                                       62

purchase price adjustments, earn-outs or indemnification under the Stock
Purchase Agreement, as such agreement is in effect on the date of the Indenture, shall not be deemed to be a Restricted Payment.

Section 4.08.     Dividend and Other Payment Restrictions Affecting Restricted
                  Subsidiaries.

                  (a) The Company shall not, and shall not permit any of its
Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any
Restricted Subsidiary to:

                  (i) pay dividends or make any other distributions on its
         Capital Stock to the Company or any of its Restricted Subsidiaries or
         pay any liabilities owed to the Company or any of its Restricted
         Subsidiaries;

                  (ii) make loans or advances to the Company or any of its
         Restricted Subsidiaries; or

                  (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

                  (b) However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

                  (i) Existing Indebtedness, and the Credit Agreement as in
         effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances than those contained in such Existing Indebtedness and the Credit Agreement, as in effect on the date of this Indenture;

                  (ii) this Indenture, the Notes and any Note Guarantees or by other Indebtedness of the Company or of a Subsidiary Guarantor which is pari passu in right of payment with the Notes or Note Guarantees, as applicable, incurred under an indenture pursuant to Section 4.09;
         provided that the encumbrances and restrictions are no more restrictive, taken as a whole, than those contained in this Indenture;

                  (iii) applicable law, rule, regulation or order;

                  (iv) any agreements or instrument governing Indebtedness or
         Equity Interests of a Person acquired by the Company or any of its
         Restricted Subsidiaries as in effect at the time of such acquisition
         (except to the extent such Indebtedness was or Equity Interests were incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any
         Person, or the properties or assets of any Person, other than the
         Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                                       63

                  (v) customary non-assignment provisions in contracts,
         licenses, leases and other agreements entered into in the ordinary course of business;

                  (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in Section 4.08(a)(iii);

                  (vii) an agreement entered into for the sale or disposition of
         Equity Interests or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the
         Equity Interest or assets to be sold);

                  (viii) Permitted Refinancing Indebtedness, provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (ix) Permitted Liens securing Indebtedness that limit the
         right of the debtor to dispose of the assets subject to such Lien;

                  (x) customary limitations on the disposition or distribution of assets or property in joint venture agreements, partnership agreements, limited liability company operating agreements, asset or stock sale agreements, and other similar agreements entered into (a) in the ordinary course of business or (b) with the approval of the Board of Directors; provided, however, that, with respect to Section
         4.08(b)(x)(b) only, the Board of Directors shall have determined in good faith that such limitations shall not impair the ability of the
         Company to satisfy its payment obligations with respect to the Notes;

                  (xi) cash or other deposits or net worth requirements imposed by customers or agreements entered into in the ordinary course of business;

                  (xii) in the case of Section 4.08(a)(iii):

                        (a) that restrict in a customary manner the subletting,
                  assignment or transfer of any property or asset that is a
                  lease, license, conveyance or contract or similar property or asset,

                        (b) existing by virtue of any transfer of, agreement to
                  transfer, option or right with respect to, or Lien on, any property or assets of the Company or any of its Restricted
                  Subsidiaries not otherwise prohibited by this Indenture, or

                                       64

                        (c) arising or agreed to in the ordinary course of
                  business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted
                  Subsidiaries in any manner material to the Company or any of its Restricted Subsidiaries;

                  (xiii) provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis; and

                  (xiv) restrictions in other Indebtedness incurred in
         compliance with Section 4.09; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company's Board of
         Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (i) and (ii) of this Section 4.08(b).

Section 4.09.     Incurrence of Indebtedness and Issuance of Preferred Stock.

                  (a) The Company shall not, and shall not permit any of its
Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any
Indebtedness (including Acquired Debt), and the Company shall not issue any
Disqualified Stock and the Company shall not permit any of its Restricted
Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that the Company and any Subsidiary Guarantors may incur Indebtedness
(including, without limitation, Acquired Debt) or issue Disqualified Stock and any Subsidiary Guarantors may issue preferred stock, if the Fixed Charge
Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified
Stock or preferred stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or
Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

                  (b) Section 4.09(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

                  (i) the incurrence by the Company, any Subsidiary Guarantor or
         Ames True Temper Properties, Inc. of Indebtedness under Credit
         Facilities in an aggregate principal amount at any one time outstanding pursuant to this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the
         Company and any Subsidiary Guarantors and Ames True Temper Properties,
         Inc. thereunder) not to exceed the greater of (x) $215.0 million, plus the amount of reasonable fees and expenses incurred in connection with extending, refinancing, renewing, replacing or refunding any Credit
         Facility under which Indebtedness is incurred pursuant to this clause
         (i), less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company, any Subsidiary Guarantors or Ames True Temper
         Properties, Inc. to permanently repay any Indebtedness under Credit
         Facilities (and, in the case of any

                                       65

         revolving credit Indebtedness under a Credit Facility, to effect a corresponding commitment reduction thereunder) pursuant to Section 4.10 and (y) the Domestic Borrowing Base on such date of incurrence;

                  (ii) the incurrence of Existing Indebtedness by the Company and its Restricted Subsidiaries;

                  (iii) the incurrence by the Company and any Subsidiary
         Guarantors of Indebtedness represented by the Notes to be issued on the date of this Indenture and any related Note Guarantees and the Exchange
         Notes and any related Note Guarantees to be issued therefor pursuant to the Registration Rights Agreement;

                  (iv) the incurrence by the Company or any of its Restricted
         Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property (real or personal), plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets) in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
         (iv), not to exceed, at any time outstanding, the greater of (x) $10.0 million and (y) 5% of Total Tangible Assets;

                  (v) the incurrence by the Company or any of its Restricted
         Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace
         Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (ii),
         (iii), (iv), (v), (xiv), (xvi) or (xviii) of this Section 4.09(b);

                  (vi) the incurrence by the Company or any of its Restricted
         Subsidiaries of intercompany Indebtedness between or among the Company or any of its Restricted Subsidiaries; provided, however, that:

                  (a)   if the Company or any Subsidiary Guarantor is the
                        obligor on such Indebtedness and the payee is not the
                        Company or a Subsidiary Guarantor, such Indebtedness
                        must be expressly subordinated to the prior payment in
                        full in cash of all Obligations with respect to the
                        Notes, in the case of the Company, or a Note Guarantee,
                        in the case of a Subsidiary Guarantor; and

                  (b)   (i) any subsequent issuance or transfer of Equity
                        Interests that results in any such Indebtedness being
                        held by a Person other than the Company or a Restricted
                        Subsidiary thereof and (ii) any sale or other transfer
                        of any such Indebtedness (other than solely as a result
                        of the creation of a Permitted Lien upon such
                        intercompany Indebtedness) to a Person that is not
                        either the Company or a Restricted Subsidiary thereof,
                        shall be deemed, in each case, to constitute an
                        incurrence of such Indebtedness by

                                       66

                        the Company or such Restricted Subsidiary, as the case
                        may be, that was not permitted by this clause (vi);

                  (vii) the incurrence by the Company or any of its Restricted
         Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk
         (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

                  (viii) the Guarantee by the Company or any of its Restricted
         Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary
         of the Company that was permitted to be incurred by another provision of this Section 4.09;

                  (ix) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

                  (x) the incurrence by the Company or any of its Restricted
         Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other
         Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance; provided, however, that, upon the drawing of such instruments or the incurrence of such
         Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

                  (xi) the incurrence by the Company or any of its Restricted
         Subsidiaries of Indebtedness arising from agreements of the Company or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the sale or other disposition of any business, assets or Capital Stock of the Company or a Restricted
         Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
         provided that the maximum assumable liability in respect of that
         Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of those noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and/or that Restricted Subsidiary in connection with that disposition;

                  (xii) the issuance of Disqualified Stock or preferred stock by any of the Company's Restricted Subsidiaries issued to the Company or another Restricted Subsidiary of the Company; provided that (x) any subsequent issuance or transfer of any

                                       67

         Equity Interests that results in such Disqualified Stock or preferred stock being held by a Person other than the Company or a Restricted
         Subsidiary thereof and (y) any sale or other transfer of any such shares of Disqualified Stock or preferred stock (in each case, other than solely as a result of the creation of a Permitted Lien upon such
         Equity Interests, Disqualified Stock or preferred stock) to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an issuance of such shares of
         Disqualified Stock or preferred stock that was not permitted by this clause (xii);

                  (xiii) the incurrence by the Company or any of its Restricted
         Subsidiaries of obligations (including letters of credit) in respect of performance, completion and surety bonds, completion guarantees and similar obligations provided by the Company or such Restricted
         Subsidiary in the ordinary course of business;

                  (xiv) the incurrence by the Company or any Restricted
         Subsidiary of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all
         Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiv), not to exceed $10.0 million;

                  (xv) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                  (xvi) the incurrence by the Company or a Restricted Subsidiary of the Company of Acquired Debt in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xvi), not to exceed $7.5 million;

                  (xvii) the incurrence by the Company of Indebtedness that is subordinated to the Notes in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted
         Refinancing Indebtedness incurred to refund, refinance or replace any
         Indebtedness incurred pursuant to this clause (xvii), not to exceed
         $5.0 million;

                  (xviii) the incurrence by the Company or any of its Restricted
         Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such
         Indebtedness is covered within (5) five Business Days; and

                  (xix) the incurrence by any Foreign Restricted Subsidiary of
         Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted
         Refinancing Indebtedness incurred to refund, refinance or replace any
         Indebtedness incurred pursuant to this clause (xix), not to exceed the sum of (x) $10.0 million and (y) the amount of the Foreign Borrowing
         Base as of the date of any such incurrence.

                  Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this

                                       68

Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness
(or portion thereof) meets the criteria of more than one of the categories of
Permitted Debt described in Sections 4.09(b)(i) through (xix) above, or is entitled to be incurred or issued pursuant to Section 4.09(a), the Company, in its sole discretion, shall be permitted to divide and to classify such item of
Indebtedness on the date of its incurrence, and at any time and from time to time may reclassify, in any manner that complies with this Section 4.09 at such time. Indebtedness under the Credit Agreement outstanding immediately following the Transactions shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

Section 4.10.     Asset Sales.

                  (a) The Company shall not, and shall not permit any of its
Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (i) the Company (or the Restricted Subsidiary, as the case may
         be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (ii) such fair market value is determined by the Company's
         Board of Directors and evidenced by a resolution of the Board of
         Directors set forth in an Officers' Certificate delivered to the
         Trustee; and

                  (iii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash
         Equivalents or Replacement Assets or a combination thereof. For purposes of this Section 4.10(a)(iii), each of the following shall be deemed to be cash:

                        (A) Indebtedness or other liabilities (as shown on the
                  Company's or such Restricted Subsidiary's most recent
                  consolidated balance sheet) of the Company or any Restricted
                  Subsidiary (other than contingent liabilities and Indebtedness or other liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the
                  transferee of any such assets and, in the case of liabilities other than Non-Recourse Debt, where the Company and all
                  Restricted Subsidiaries are released from any further
                  liability in connection therewith; and

                        (B) any securities, notes or other obligations received
                  by the Company or any such Restricted Subsidiary from such transferee or any other Person on account of such Asset Sale that are converted by the Company or such Restricted
                  Subsidiary into cash within 180 days after the date of such
                  Asset Sale (to the extent of the cash received in that
                  conversion).

                        (C) cash held in escrow as security for any purchase
                  price settlement, for damages in respect of a breach of
                  representations and warranties or covenants or for payment of other contingent obligations in connection with the Asset
                  Sale; and

                                       69

                        (D) any Designated Noncash Consideration received by the
                  Company or any Restricted Subsidiary thereof in such Asset
                  Sale having a fair market value, taken together with all other
                  Designated Noncash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed
                  $10.0 million at the time of receipt of such Designated
                  Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value.

                  For purposes of clause (iii) above, any liabilities of the
Company or any Restricted Subsidiary that are not assumed by the transferee of such assets in respect of which the Company and all Restricted Subsidiaries are not released from any future liabilities in connection therewith shall not be considered consideration.

                  (b) On or prior to the 366th day following the receipt of any
Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds at its option:

                  (i) (A) to repay or prepay Senior Debt or (B) in the case
         where the property or asset that was the subject of such Asset Sale is encumbered by a Lien of the type described in the definition of the term "Permitted Lien," to repay the Permitted Indebtedness that was secured by such Lien;

                  (ii) to purchase Replacement Assets or make a capital
         expenditure (or enter into a legally binding agreement to do so) that is used or useful in a Permitted Business; or

                  (iii) any combination of the foregoing.

Pending the final application of any such Net Proceeds, the Company or any
Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this
Indenture.

                  (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) shall constitute "EXCESS PROCEEDS."
Within 10 days after the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an offer (an "ASSET SALE OFFER") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in this
Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes and any pari passu
Indebtedness, to the date of purchase, and shall be payable in cash. If any
Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this
Indenture. If the aggregate principal amount of Notes and such other pari passu
Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess
Proceeds, the Notes and such other pari passu Indebtedness shall be purchased

                                       70

on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                  (d) The Company shall comply with the requirements of Rule
14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the
Asset Sales provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of compliance with such securities laws and regulations.

Section 4.11.     Transactions with Affiliates.

                  (a) The Company shall not, and shall not permit any of its
Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate on or after the Issue Date (each, an "Affiliate
Transaction"), unless:

                  (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm's length transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (ii) the Company delivers to the Trustee:

                        (A) with respect to any Affiliate Transaction or series
                  of related Affiliate Transactions involving aggregate
                  consideration in excess of $3.0 million, a resolution of the
                  Board of Directors set forth in an Officers' Certificate
                  certifying that such Affiliate Transaction complies with this
                  Section 4.11 and that such Affiliate Transaction has been
                  approved by a majority of the disinterested members of the
                  Board of Directors; and

                        (B) with respect to any Affiliate Transaction or series
                  of related Affiliate Transactions involving aggregate
                  consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such
                  Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of
                  national standing.

                  (b) The following items shall not be deemed to be Affiliate
Transactions and, therefore, shall not be subject to the provisions of Section
4.11(a):

                  (i) any reasonable consulting or employment agreement or
         arrangement, incentive compensation plan, benefit arrangement or plan, severance or expense reimbursement arrangement entered into by the
         Company or any of its Restricted

                                       71

         Subsidiaries in the ordinary course of business and approved by a majority of the members of the Board of Directors of the Company;

                  (ii) transactions between or among the Company and/or its
         Restricted Subsidiaries;

                  (iii) payment of reasonable directors fees to directors of the
         Company and any Parent or any Restricted Subsidiary of the Company and
         the provision of customary indemnification to directors, officers and employees of the Company and any Parent or any Restricted Subsidiary of
         the Company;

                  (iv) sales of Equity Interests (other than Disqualified Stock)
         to Affiliates of the Company;

                  (v) Restricted Payments that are permitted by the provisions of Section 4.07 or any Permitted Investment, and agreements or arrangements solely related to the disbursement or distribution of such
         Restricted Payment or Permitted Investment;

                  (vi) the payment (directly or through any Parent) of annual management, consulting, monitoring and advising fees and related expenses to the Equity Sponsor and its respective Affiliates pursuant to management agreements as in effect on the date of this Indenture and as described in the Offering Memorandum and any amendment, modification or supplement thereto or replacement thereof, as long as such amendment, modification, supplement or replacement taken as a whole is not more disadvantageous to the Company and its Restricted
         Subsidiaries;

                  (vii) loans to officers and employees that are approved in good faith by a majority of the Board of Directors of the Company in an amount not to exceed $1.0 million outstanding at any time and advances and expense reimbursements to employees in the ordinary course of business;

                  (viii) transactions with a joint venture engaged in a
         Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Company, its
         Restricted Subsidiaries and Persons that are not Affiliates of the
         Company;

                  (ix) transactions with a Person (other than an Unrestricted
         Subsidiary) that is an Affiliate of the Company solely because the
         Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

                  (x) transactions pursuant to the Management Agreement and
         other agreements or arrangements in each case in effect on the date of this Indenture and as described in the Offering Memorandum, or any amendment, modification or supplement thereto or any replacement thereof, as long as such agreement or arrangement as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Company and its Restricted Subsidiaries
         than the original agreement or arrangement as in effect on the date of this Indenture; and

                                       72

                  (xi) the granting or performance of registration rights under a written registration rights agreement approved by the Board of
         Directors of the Company.

Section 4.12.     Liens.

                  (a) The Company shall not, and shall not permit any of its
Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets ("PRIMARY LIENS"), now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

                  (b) Any Lien created for the benefit of the Holders of the
Notes pursuant to Section 4.12(a) shall automatically and unconditionally be released and discharged upon the release and discharge of the Primary Lien, without any further action on the part of any Person.

Section 4.13.     Business Activities.

                  The Company shall not, and shall not permit any of its
Restricted Subsidiaries to, engage in any business other than Permitted
Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.14.     Offer to Repurchase upon a Change of Control.

                  (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to
$1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer by the Company (a "CHANGE OF CONTROL OFFER") at an offer price (a "CHANGE
OF CONTROL PAYMENT") in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of
Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date specified in such notice (the "CHANGE OF CONTROL
PAYMENT DATE"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in Section 3.08 (including the notice required thereby). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the
Change of Control provisions of this Indenture by virtue of compliance with such securities laws and regulations.

                  (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                                       73

                  (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

                  (ii) deposit with the Paying Agent an amount equal to the
         Change of Control Payment in respect of all Notes or portions thereof so tendered; and

                  (iii) deliver or cause to be delivered to the Trustee the
         Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

                  (c) The Paying Agent shall promptly mail to each Holder of
Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry)
to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Note so accepted for payment shall cease to accrue interest on and after the Change of Control
Payment Date.

                  (d) The Company shall publicly announce the results of the
Change of Control Offer on or as soon as practicable after the Change of Control
Payment Date.

                  (e) Notwithstanding anything to the contrary in this Section
4.14, the Company shall not be required to make a Change of Control Offer upon a
Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a
Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given for all of the Notes pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
Notes repurchased pursuant to a Change of Control Offer will be retired and cancelled.

Section 4.15.     Limitation on Senior Subordinated Debt.

                  The Company shall not incur any Indebtedness that is
contractually subordinate or junior in right of payment to any Senior Debt of the Company unless it is pari passu or contractually subordinate in right of payment to the Notes. No Subsidiary Guarantor shall incur any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Subsidiary Guarantor unless it is pari passu or contractually subordinate in right of payment to such Subsidiary Guarantor's Note Guarantee. For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor, as
applicable, solely by virtue of being unsecured or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

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Section 4.16.     Designation of Restricted and Unrestricted Subsidiaries.

                  The Board of Directors of the Company may designate any
Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall there be any Unrestricted
Subsidiaries on or immediately following the date of this Indenture. If a
Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its
Restricted Subsidiaries in the Subsidiary so designated (after giving effect to any sale of Equity Interests of such Subsidiary in connection with such designation) shall be deemed to be a Restricted Investment made as of the time of such designation and shall either reduce the amount available for Restricted
Payments under Section 4.07(a) or reduce the amount available for future
Investments under one or more clauses of the definition of "Permitted
Investments." That designation shall only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company
may at any time designate any Unrestricted Subsidiary to be a Restricted
Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding
Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.17.     Payments for Consent.

                  The Company shall not, and shall not permit any of its
Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18.     Guarantees.

                  (a) If the Company or any of its Restricted Subsidiaries
acquires or creates another Domestic Subsidiary on or after the date of this
Indenture, then that newly acquired or created Domestic Subsidiary must become a
Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within ten (10) Business Days of such acquisition or creation;
provided that no Domestic Subsidiary shall be required to become a Guarantor solely as a result of the foregoing sentence so long as the total assets of all
Domestic Subsidiaries (other than Ames True Temper Properties Inc.) that are not
Guarantors, as reflected on their most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $2.0 million.
In addition, in the event that (i) a Default or Event of Default has occurred or
(ii) Ames True Temper Properties, Inc.'s total assets at any time exceed $5.0 million, as reflected on its most recent balance sheet prepared in accordance with GAAP, then, in either event, Ames True Temper Properties, Inc. must become a Guarantor and execute a supplemental indenture and deliver an Opinion of
Counsel to the Trustee within five Business

                                       75

Days of the date of such Default or Event of Default or the date of completion of such balance sheet, as applicable.

                  (b) The Company shall not permit any of its Restricted
Subsidiaries (other than Ames True Temper Properties, Inc.), directly or indirectly, to guarantee any other Indebtedness of the Company or any Restricted
Subsidiary thereof unless such Restricted Subsidiary is a Subsidiary Guarantor or simultaneously executes and delivers a supplemental indenture providing for the guarantee of the payment of the Notes by such Restricted Subsidiary;
provided, however, that the foregoing shall not apply to any Foreign Restricted
Subsidiary solely as a result of such Foreign Restricted Subsidiary guaranteeing
Indebtedness of any other Foreign Restricted Subsidiary. Such Note Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of such other
Indebtedness unless such other Indebtedness is Senior Debt, in which case the guarantee of the Notes may be subordinated to the guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

                  (c) Notwithstanding Sections 4.18(a) and (b), any Note
Guarantee may provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described under
Section 10.05 hereof.

                                  ARTICLE FIVE
                                   SUCCESSORS

Section 5.01.     Merger, Consolidation or Sale of Assets.

                  (a) The Company shall not, directly or indirectly consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), and the Company shall not, and shall not cause or permit any Restricted Subsidiary to, sell, assign, transfer, convey (not including any conveyance, if any, resulting solely from the creation of any Lien) or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person (including by way of consolidation or merger), unless:

                  (i) either: (a) the Company is the surviving corporation; or
         (b) the Person formed by or surviving any such consolidation or merger
         (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof or the
         District of Columbia; provided that if such Person is a limited liability company or partnership, a co-obligor of the Notes is a corporation;

                  (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, the
         Indenture and the Registration Rights Agreement, in each case pursuant to agreements reasonably satisfactory to the Trustee;

                  (iii) immediately after giving effect to such transaction, no
         Default or Event of Default exists;

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                  (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or if not, the Fixed Charge Coverage Ratio on such basis is equal to or higher than the Fixed Charge Coverage Ratio immediately prior to such transactions; and

                  (v) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section
         5.01, shall have by amendment to its Note Guarantee confirmed that its
         Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and this Indenture.

                  (b) In addition, the Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its
Restricted Subsidiaries considered as a whole, in one or more related transactions, to any other Person. Section 5.01 shall not apply to the
Transactions. Section 5.01(a)(iv) shall not apply to (i) a merger, consolidation, amalgamation, sale, assignment, lease, transfer, conveyance or other disposition of assets between or among the Company and any of its
Restricted Subsidiaries or (ii) any such transaction where the sole purpose and effect is to reincorporate the Company or any of its Restricted Subsidiaries in
another jurisdiction of the United States.

Section 5.02.     Successor Corporation Substituted.

                  Upon any consolidation, merger or amalgamation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or amalgamated or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, amalgamation, sale, conveyance or other disposition, the provisions of this
Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and is subject to every obligation and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.
Upon such substitution, the Company, if surviving, shall be automatically discharged from all Obligations under this Indenture and the Notes.

                                  ARTICLE SIX
                              DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.

                  Each of the following is an "EVENT OF DEFAULT":

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                  (i) default for 30 consecutive days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes whether or not prohibited by Article Twelve of this Indenture;

                  (ii) default in payment when due of the principal of, or
         premium, if any, on the Notes, whether or not prohibited by Article
         Twelve of this Indenture;

                  (iii) failure by the Company or any of its Restricted
         Subsidiaries to comply with Sections 4.10, 4.14, 5.01 or 10.04(a);

                  (iv) failure by the Company or any of its Restricted
         Subsidiaries for 45 days after notice by the Trustee or Holders of 25%
         in principal amount of Notes then outstanding to comply with any of the other agreements in this Indenture;

                  (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, any of its
         Restricted Subsidiaries that would constitute Significant Subsidiaries
         (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company) or any Subsidiary Guarantor,
         or the payment of which is Guaranteed by the Company or any of its
         Significant Subsidiaries (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company) or any Subsidiary Guarantor, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

                        (A) is caused by a failure to make any payment when due
                  at the final maturity of such Indebtedness (a "PAYMENT
                  DEFAULT"); or

                        (B) results in the acceleration of such Indebtedness
                  prior to its express maturity;

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                  (vi) failure by the Company or any of its Significant
         Subsidiaries (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company) or any
         Subsidiary Guarantor to pay final judgments (to the extent such judgments are not paid or covered by an insurance carrier that has acknowledged coverage in writing) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable;

                  (vii) except as permitted by this Indenture, any Note
         Guarantee by any Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note
         Guarantee; and

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                  (viii) the Company or any of its Significant Subsidiaries (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law:

                        (A) commences a voluntary case,

                        (B) consents to the entry of an order for relief against
                  it in an involuntary case,

                        (C) makes a general assignment for the benefit of its
                  creditors, or

                        (D) generally is not paying its debts as they become
                  due; and

                  (ix) a court of competent jurisdiction enters an order
         or decree under any Bankruptcy Law that:

                        (A) is for relief against the Company or any of its
                  Significant Subsidiaries (or any group of Restricted
                  Subsidiaries that, taken together, would constitute a
                  Significant Subsidiary), in an involuntary case; or

                        (B) appoints a custodian of the Company or any of its
                  Significant Subsidiaries (or any group of Restricted
                  Subsidiaries that, taken together, would constitute a
                  Significant Subsidiary) or for all or substantially all of the property of the Company or any of its Significant Subsidiaries
                  (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); or

                        (C) orders the liquidation of the Company or any of its
                  Significant Subsidiaries (or any group of Restricted
                  Subsidiaries that, taken together, would constitute a
                  Significant Subsidiary);

         and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.     Acceleration.

                  In the case of an Event of Default specified in clause (viii)
or (ix) of Section 6.01, with respect to the Company or any Significant
Subsidiary of the Company (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default; provided, however, that so long as any
Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, that acceleration shall not be effective until the earlier of (1)
an acceleration of Indebtedness under the Credit Agreement; or (2) five Business
Days after receipt by the Company and the agent under the Credit Agreement of written notice of the acceleration of the Notes. If any of Designated Senior
Debt is outstanding, the issuer may only pay amounts due on the Notes if otherwise permitted by Section 12.03 of this Indenture.

                                       79

Section 6.03.     Other Remedies.

                  (a) If an Event of Default occurs and is continuing, the
Trustee may pursue any available remedy at law and in equity to collect the payment of principal, premium, if any, interest, and Liquidated Damages, if any, with respect to, the Notes or to enforce the performance of any provision of the
Notes or this Indenture.

                  (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults.

                  Holders of a majority in aggregate principal amount of the
Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes. In the event of a declaration of acceleration of the Notes because an Event of
Default described in clause (v) of Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or Payment Default triggering such Event of Default pursuant to clause (v) of Section 6.01 shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

                  The Company shall deliver to the Trustee an Officers'
Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section
6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section
316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the
Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.     Control by Majority.

                  The Holders of a majority in principal amount of the then
outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred to the Trustee. However, the Trustee may, subject to Article Seven, refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee

                                       80

determines in good faith may be unduly prejudicial to the rights of Holders of
Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from
Holders of Notes.

Section 6.06.     Limitation on Suits.

                  (a) A Holder may not pursue any remedy with respect to this
Indenture or the Notes unless:

                  (i) the Holder gives the Trustee written notice of a
         continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer the Trustee indemnity
         satisfactory to the Trustee against any costs, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

                  (b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.     Rights of Holders of Notes to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium or
Liquidated Damages, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the respective due date expressed in the Notes, which right shall not be impaired or affected without the consent of such Holder.

Section 6.08.     Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.01(a)(i) or
(a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                                       81

Section 6.09.     Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the
Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the
Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the
Trustee under Section 7.07 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien in accordance with Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities.

                  (a) If the Trustee collects any money pursuant to this Article
Six, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the
         Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable

                                       82

attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.
This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

                                 ARTICLE SEVEN
                                     TRUSTEE

Section 7.01.     Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the
Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the Trustee need perform only those duties that are
         specifically set forth (or incorporated by reference) in this Indenture and no implied covenants or obligations shall be read into this
         Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph (c) does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
         action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05, and the Trustee shall be entitled from time to time to request such a direction.

                  (d) Whether or not therein expressly so provided, every
provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                                       83

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this
Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.     Certain Rights of Trustee.  Subject to Section 7.01:

                  (a) The Trustee may conclusively rely on and shall be
protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee in its discretion may make such further inquiry into such facts or matters as it may see fit. If the Trustee shall determine to make such further inquiry, it shall be entitled to examine books, records and premises of the Company personally or by agent or attorney.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may
consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through agents and shall not be
responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) [Intentionally Omitted]

                  (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, and any resolution of the Board of
Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date of such Officer's Certificate.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity

                                       84

reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (h) The Trustee shall not be deemed to have notice of any
Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the
Trustee in accordance with Section 12.03, and such notice references the Notes and this Indenture.

                  (i) The rights, privileges, protections, immunities and
benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  (j) The Trustee may request that the Company deliver an
Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this
Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03.     Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA (as in effect at such time), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04.     Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no
representation as to the validity or adequacy of this Indenture or the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes, it shall not be responsible for the use of application of any money received by any Paying Agent (other than the Trustee in such capacity) and it shall not be responsible for any statement in the Notes or any other document in connection with the sale of the Notes other than its certificate of authentication.

Section 7.05.     Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages on any Note, the Trustee may withhold the notice if and so long as the board of directors, executive committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

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Section 7.06.     Reports by Trustee to Holders of the Notes.

                  (a) Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Notes remain outstanding, the
Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  (b) A copy of each report at the time of its mailing to the
Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section
313(d). The Company shall promptly notify the Trustee if the Notes are listed on any national securities exchange or any delisting thereof.

Section 7.07.     Compensation and Indemnity.

                  (a) The Company and each Guarantor jointly and severally agree to pay the Trustee from time to time such compensation as the Company and the
Trustee shall from time to time agree in writing for its services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and each Guarantor jointly and severally agree to reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses may include the reasonable compensation and expenses of the
Trustee"s agents and counsel.

                  (b) The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified by the Holders to its satisfaction against any and all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Indenture, including compensation for services, costs, expenses, outlays, counsel fees and other disbursements, and against all liability not due to its negligence or willful misconduct. The
Company and each Guarantor jointly and severally agree to indemnify each of the
Trustee and any predecessor trustee and their agents for and to hold them harmless against any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of Trustee) incurred by it in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar and/or Paying Agent including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The
Trustee shall notify the Company and each of the Guarantors of any claim of which the Trustee has received written notice and for which it may seek indemnity; provided, however, unless the position of the Company is prejudiced by such failure, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel if the Trustee shall have been reasonably advised by such counsel that there may be one or more legal defenses available to it that are

                                       86

different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to employ separate counsel, and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent. Neither the Company nor any Guarantor shall be obligated to reimburse any expense or indemnify against any loss or liability determined by a court of competent jurisdiction to have been caused by the
Trustee through the Trustee's own negligence, willful misconduct or breach of its duties under this Indenture.

                  (c) The obligations of the Company and each Guarantor under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation of removal of the Trustee.

                  (d) To secure the Company's payment obligations in this
Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the
Trustee.

                  (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(viii) and (ix) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  (f) The Trustee shall comply with the provisions of TIA
Section 313(b)(2) to the extent applicable.

Section 7.08.     Replacement of Trustee.

                  (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  (b) The Trustee may resign in writing at any time and be
discharged from the trust hereby created by so notifying the Company. The
Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The
Company may remove the Trustee if:

                  (i) the Trustee fails to comply with Section 7.10;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any
         Bankruptcy Law;

                  (iii) a custodian, receiver or other public officer takes
         charge of the Trustee or its property; or

                  (iv) the Trustee becomes incapable of acting as Trustee
         hereunder.

                                       87

                  (c) If the Trustee resigns or is removed or if a vacancy
exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding
Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the
Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA Section 310(a)(5).

                  (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the
Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  (g) If a Trustee is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the
Trustee incurred in the administration of the trust or in performing of the duties hereunder shall be paid to the Trustee.

Section 7.09.     Successor Trustee by Merger, Etc..

                  If the Trustee consolidates, merges or converts into, or
transfers all or substantially all of its corporate trust business to, another
Person, the successor Person without any further act shall be the successor
Trustee; provided that such Person shall be otherwise eligible and qualified under this Article.

Section 7.10.     Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a
corporation organized and doing business under the laws of the United States of
America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least
$50.0 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2), (3) and (5). The Trustee is subject to TIA Section 310(b).

                                       88

Section 7.11.     Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated
therein. The Trustee hereby waives any right to set off any claim that it may have against the Company and/or any Guarantor in any capacity (other than as
Trustee and Paying Agent) against any of the assets of the Company and/or any
Guarantor held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such
Indebtedness.

                                 ARTICLE EIGHT
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of the Board of Directors
evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes and all obligations of any Guarantor upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.     Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, respectively, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other
Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the
Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article Two concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the
Company's obligations under Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors'
obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

                                       89

Section 8.03.     Covenant Defeasance.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections
3.08, 4.03, 4.04, 4.05, 4.07 through 4.18, Article Five and Section 10.04 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the
Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this
Indenture and such Notes shall be unaffected thereby. In addition, upon the
Company's exercise under Section 8.01 of the option applicable to this Section
8.03, subject to the satisfaction of the conditions set forth in Section 8.04,
Sections 6.01(a)(iii) through (vii) shall not constitute Events of Default.

Section 8.04.     Conditions to Legal or Covenant Defeasance.

                  (a) The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

                  (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S.
         dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b)
         since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the
         Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal
         Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                                       90

                  (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant
         Defeasance had not occurred;

                  (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from, or arising in connection with, the borrowing of funds to be applied to such deposit);

                  (v) such Legal Defeasance or Covenant Defeasance will not
         result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its
         Subsidiaries is a party or by which the Company or any of its
         Subsidiaries is bound, including the Credit Agreement;

                  (vi) the Company must deliver to the Trustee an Officers'
         Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

                  (vii) if the Notes are to be redeemed prior to their Stated
         Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

                  (viii) the Company must deliver to the Trustee an Officers'
         Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.     Deposited Money and Government Securities to Be Held in Trust;
Other Miscellaneous Provisions.

                  (a) Subject to Section 8.06, all money and non-callable
Government Securities (including the proceeds thereof) deposited with the
Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any
Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                                       91

                  (c) Anything in this Article Eight to the contrary
notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government
Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or
Covenant Defeasance.

Section 8.06.     Repayment to the Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest, or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, interest, or
Liquidated Damages, if any, has become due and payable shall promptly be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the
Company for payment thereof as a general creditor unless an applicable abandoned property law designated another person, and all liability of the Trustee or such
Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the reasonable expense of the Company cause to be published once, in the New
York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07.     Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United
States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the
Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 and, in the case of a Legal Defeasance, the Guarantors'
obligations under their respective Note Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 8.02, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be;
provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying
Agent.

                                       92

                                  ARTICLE NINE
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     Without Consent of Holders of Notes.

                  (a) Notwithstanding Section 9.02, the Company, the Guarantors
and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (i) to cure any ambiguity, defect or inconsistency;

                  (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (iii) to provide for the assumption of the Company's or any
         Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets;

                  (iv) to make any change that would provide any additional
         rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

                  (v) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (vi) to provide for the issuance of Additional Notes in
         accordance with this Indenture;

                  (vii) to add Guarantors with respect to the Notes or to secure the Notes;

                  (viii) to provide for a successor trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

                  (ix) to comply with the rules of any applicable securities depositary; or

                  (x) to conform any provision of this Indenture or the Notes to the text of the section of the Offering Memorandum entitled
         "Description of Notes" to the extent that such provision was intended to be a verbatim recitation of the text of the "Description of Notes."

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any documents requested under Section 7.02(b) hereof, the Trustee shall join with the Company and any Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the
Trustee shall not be obligated to enter into such amended or supplemental
Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

                                       93

Section 9.02.     With Consent of Holders of Notes.

                  (a) Except as otherwise provided in this Section 9.02, this
Indenture or the Notes may be amended or supplemented, with the consent of the
Company and the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or noncompliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

                  (b) The Company may, but shall not be obligated to, fix a
record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such
Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any
Holder be cancelled and of no further effect.

                  (c) Upon the request of the Company accompanied by a
resolution of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02(b), the Trustee shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

                  (d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement, waiver or consent, but it shall be sufficient if such consent approves the substance thereof.

                  (e) After an amendment, supplement, waiver or consent under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement, waiver or consent. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement, waiver or consent. Subject to Sections 6.04 and
6.07, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture, or the
Notes. However, without the consent of the Company and each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                                       94

                  (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes other than payment provisions relating to
         Sections 4.10 and 4.14;

                  (iii) reduce the rate of or change the time for payment of interest on any Note;

                  (iv) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the
         Holders of at least a majority in aggregate principal amount of the
         Notes and a waiver of the payment default that resulted from such acceleration);

                  (v) make any Note payable in money other than U.S. dollars;

                  (vi) make any change in the provisions of this Indenture
         relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or
         Liquidated Damages, if any, on the Notes;

                  (vii) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

                  (viii) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;
         or

                  (ix) make any change in the preceding amendment and waiver provisions.

                  In addition, any amendment to, or waiver of, the provisions of
Article Twelve hereof that adversely affects the rights of the Holders of the
Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

Section 9.03.     Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in a document that complies with the TIA as then in effect.

Section 9.04.     Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a
Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

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Section 9.05.     Notation on or Exchange of Notes.

                  (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The
Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  (b) Failure to make the appropriate notation or issue a new
Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.     Trustee to Sign Amendments, Etc.

                  The Trustee shall sign any amendment or supplement to this
Indenture or any Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental
Indenture or Note until its Board of Directors approves it. In executing any amendment or supplement or Note, the Trustee shall be entitled to receive and
(subject to Section 7.01) shall be fully protected in relying upon an Officers'
Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

                                  ARTICLE TEN
                                 NOTE GUARANTEES

Section 10.01.    Guarantee.

                  (a) Subject to this Article Ten, each of the Guarantors
hereby, jointly and severally, and fully and unconditionally, guarantees to each
Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and
Liquidated Damages, if any, on the Notes (pursuant to Section 2.13), if lawful
(subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                  (b) Each Guarantor hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the
Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any

                                       96

provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to
Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note
Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                  (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated
in full force and effect.

                  (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02.    Limitation on Guarantor Liability.

                  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note
Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance
Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting distributions by an insolvent entity to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such
Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other
Guarantor under this Article Ten, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful distribution.

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Section 10.03.    Execution and Delivery of Note Guarantee.

                  (a) To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

                  (b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

                  (c) If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

                  (d) The delivery of any Note by the Trustee, after the
authentication thereof hereunder, shall constitute due delivery of the Note
Guarantee set forth in this Indenture on behalf of the Guarantors.

                  (e) If required by Section 4.18, the Company shall cause such
Subsidiaries to execute supplemental indentures to this Indenture and Note
Guarantees in accordance with Section 4.18 and this Article Ten, to the extent applicable.

Section 10.04.    Guarantors May Consolidate, Etc., on Certain Terms.

                  (a) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into
(whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

                  (i) immediately after giving effect to that transaction, no
         Default or Event of Default exists; and

                  (ii) either:

                        (A) the Person acquiring the property in any such sale
                  or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) and
                  assumes all the obligations of that Guarantor under this
                  Indenture, its Note Guarantee and, if applicable, the
                  Registration Rights Agreement pursuant to a supplemental
                  indenture reasonably satisfactory to the Trustee; or

                        (B) in the case of a Subsidiary Guarantor, such sale or
                  other disposition or consolidation or merger complies with
                  Section 4.10.

                  (b) In case of any such consolidation, merger, sale or
conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the
Trustee, of the Note Guarantee endorsed upon the

                                       98

Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Parent Guarantor, such successor Person shall succeed to and be substituted for the Parent Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed the Note Guarantee to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. The Note Guarantee so issued shall in all respects have the same legal rank and benefit under this
Indenture as the Note Guarantee theretofore and thereafter issued in accordance with the terms of this Indenture as though the Note Guarantee had been issued at the date of the execution hereof.

                  (c) Except as set forth in Article Five, and notwithstanding clauses (i) and (ii) of Section 10.04(a), nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Parent
Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of the Parent Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05.    Release of Guarantor.

                  (a) The Note Guarantee of a Subsidiary Guarantor shall be
released and relieved of any obligations under its Note Guarantee, (i) in connection with any sale or other disposition of Capital Stock of such
Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company where, after giving effect to such sale or other disposition, such Subsidiary Guarantor would no longer constitute a Subsidiary of the Company, if such sale of Capital Stock of that Guarantor complies with Section 4.10; (ii) if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an
Unrestricted Subsidiary under this Indenture; or (iii) solely in the case of a
Note Guarantee created pursuant to Section 4.18(b), upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.18(b), except a discharge or release by or as a result of payment under such Guarantee. Upon delivery by the Company to the Trustee of an
Officers' Certificate to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Subsidiary Guarantor under this Section 10.05 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary
Guarantor from its obligations under its Note Guarantee, subject to the right of the Trustee, in its discretion, to request an Opinion of Counsel pursuant to
Section 7.02(b).

                  (b) Any Guarantor not released from its obligations under its
Note Guarantee shall remain liable for the full amount of principal of and accrued and unpaid interest and Liquidated Damages, if any, on the Notes and for
the other obligations of any Guarantor under this Indenture as provided in this
Article Ten.

Section 10.06.    Subordination of Note Guarantee.

                  Payments under the Note Guarantees of each Guarantor shall be subordinated to the prior payment in full of all Senior Debt of such Guarantor, including Senior Debt of such Guarantor incurred after the date of this
Indenture, on the same basis as the payments by the Company on the Notes are subordinated to the prior payment in full of Senior Debt of the

                                       99

Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the
Notes pursuant to this Indenture, including Article Twelve.

                                 ARTICLE ELEVEN
                           SATISFACTION AND DISCHARGE

Section 11.01.    Satisfaction and Discharge.

                  (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

                  (i) either:

                        (A) all Notes that have been authenticated (except lost,
                  stolen or destroyed Notes that have been replaced or paid and
                  Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been
                  delivered to the Trustee for cancellation; or

                        (B) all Notes that have not been delivered to the
                  Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, including as a result of a redemption notice properly given pursuant to this
                  Indenture, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in
                  U.S. dollars, non-callable Government Securities, or a
                  combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not
                  delivered to the Trustee for cancellation for principal,
                  premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

                  (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the
         Company or any Guarantor is a party or by which the Company or any
         Guarantor is bound; and

                  (iii) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

                  (b) In addition, the Company must deliver an Officers'
Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

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                  (c) Notwithstanding the above, the Trustee shall pay to the
Company from time to time upon its request any cash or Government Securities held by it as provided in this section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Eleven.

                  (d) After the conditions to discharge contained in this
Article Eleven have been satisfied, and the Company has paid or caused to be paid all other sums payable hereunder by the Company, and delivered to the
Trustee an Officers' Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the
Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Guarantors under this Indenture (except for those surviving obligations specified Section 11.01).

Section 11.02.    Deposited Money and Government Securities to Be Held in Trust;
Other Miscellaneous Provisions.

                  Subject to Section 11.03 hereof, all money and non-callable
Government Securities (including the proceeds thereof) deposited with the
Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the
Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 11.03.    Repayment to the Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium or Liquidated Damages, if any, or interest has become due and payable shall promptly be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as a general creditor unless an applicable abandoned property law designated another person, and all liability of the Trustee or such Paying
Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The
Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

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                                 ARTICLE TWELVE
                                  SUBORDINATION

Section 12.01.    Agreement to Subordinate.

                  The Company agrees, and each Holder by accepting a Note
agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Twelve, to the prior payment in full in cash or Cash Equivalents (which for purposes hereof excludes any Cash Equivalents specified in clause (8) of the definition of Cash
Equivalents) of all Senior Debt of the Company, including Senior Debt of the
Company incurred, created, assumed or guaranteed after the date hereof.

Section 12.02.    Liquidation; Dissolution; Bankruptcy.

                  The holders of Senior Debt of the Company shall be entitled to receive payment in full in cash or Cash Equivalents (which for the purposes hereof excludes any Cash Equivalents specified in clause (8) of the definition of Cash Equivalents) of all Obligations due in respect of Senior Debt of the
Company (including interest after the commencement of any bankruptcy proceeding at the rate specified in the documentation for the applicable Senior Debt of the
Company) before the Holders of Notes shall be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain
Permitted Junior Securities and payments made from the trust pursuant to Article
Eight hereof), in the event of any distribution to creditors of the Company in
(a) any liquidation or dissolution of the Company; (b) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the
Company or its property; (c) any assignment by the Company for the benefit of its creditors; or (d) any marshaling of the Company's assets and liabilities.

Section 12.03.    Default on Designated Senior Debt.

                  The Company shall not make any payment in respect of the Notes
(except in Permitted Junior Securities or from the trust pursuant to Article
Eight hereof) if:

                  (a) a payment default on Designated Senior Debt of the Company occurs and is continuing; or

                  (b) any other default (a "NONPAYMENT DEFAULT") occurs and is continuing on any series of Designated Senior Debt of the Company that permits holders of that series of Designated Senior Debt of the Company to accelerate its maturity and the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from a representative of the holders of such Designated Senior Debt of the Company.

                  (c) Payments on the Notes may and shall be resumed:

                        (i) in the case of a payment default on Designated
                  Senior Debt of the Company, upon the date on which such
                  default is cured or waived; and

                        (ii) in case of a non-payment default on Designated
                  Senior Debt of the Company, the earlier of (x) the date on which such default is cured or waived,

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                  (y) 179 days after the date on which the applicable Payment
                  Blockage Notice is received or (z) the date the Trustee
                  receives notice from the representative for such Designated
                  Senior Debt rescinding the Payment Blockage Notice, unless the maturity of such Designated Senior Debt of the Company has been accelerated.

                  (d) No new Payment Blockage Notice may be delivered unless and until:

                        (i) 360 days have elapsed since the delivery of the
                  immediately prior Payment Blockage Notice; and

                        (ii) all scheduled payments of principal, interest and
                  premium and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash.

                  (e) No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage
         Notice unless such default has been cured or waived for a period of not less than 90 days.

                  (f) If the Trustee or any Holder of the Notes receives a
         payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under Article Eight hereof) when (i) the payment is prohibited by this Article Twelve and (ii) the Trustee or the Holder has actual knowledge that the payment is prohibited, provided that such actual knowledge shall not be required in the case of any payment default on Designated Senior Debt of the Company, the
         Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of the Company.
         Upon the proper written request of the holders of Senior Debt of the
         Company or if there is any payment default on any Designated Senior
         Debt, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of the Company or their proper Representative.

Section 12.04.    Acceleration of Notes.

                  If payment of the Notes is accelerated because of an Event of
Default, the Company and the Trustee shall promptly notify holders of Senior
Debt of the Company of the acceleration.

Section 12.05.    When Distribution Must Be Paid Over.

                  In the event that the Trustee or any Holder receives any
payment of any Obligations with respect to the Notes (except in Permitted Junior
Securities or from the trust pursuant to Article Eight hereof) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Article Twelve, such payment shall be held by the
Trustee or such Holder, as applicable, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders of
Senior Debt as their interests may appear or their Representative under this
Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the

                                      103

extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  With respect to the holders of Senior Debt, the Trustee
undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this
Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of
Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article Twelve, except if such payment is made as a result of the willful misconduct or negligence of the
Trustee.

Section 12.06.    Notice by the Company.

                  The Company shall promptly notify the Trustee and the Paying
Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article Twelve, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article Twelve.

Section 12.07.    Subrogation.

                  After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior
Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article Twelve to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 12.08.    Relative Rights.

                  This Article Twelve defines the relative rights of Holders of
Notes and holders of Senior Debt. Nothing in this Indenture shall:

                  (a) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                  (b) affect the relative rights of Holders of Notes and
         creditors of the Company other than their rights in relation to holders of Senior Debt; or

                  (c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

                  If the Company fails because of this Article Twelve to pay principal of or interest on a Note on the due date, the failure is still a
Default or Event of Default.

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Section 12.09.    Subordination May Not Be Impaired by the Company.

                  No right of any holder of Senior Debt to enforce the
subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the
Company or any Holder to comply with this Indenture.

Section 12.10.    Distribution or Notice to Representative.

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets of the Company
referred to in this Article Twelve, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the
Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

Section 12.11.    Rights of Trustee and Paying Agent.

                  Notwithstanding this Article Twelve or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust
Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Twelve. Only the Company or a Representative may give the notice. Nothing in this Article Twelve shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

                  The Trustee in its individual or any other capacity may hold
Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 12.12.    Authorization to Effect Subordination.

                  Each Holder of Notes, by the Holder's acceptance thereof,
authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Twelve, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the lenders under the Credit Agreement are hereby authorized to file an appropriate claim for and on behalf of the Holders of the
Notes.

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                                ARTICLE THIRTEEN
                                  MISCELLANEOUS

Section 13.01.    Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or
conflicts with another provision which is required to be included in this
Indenture by the TIA, the required provision shall control. Any provision of the
TIA which is required to be included in a qualified indenture, but not expressly included herein, shall be deemed to be included by this reference.

Section 13.02.    Notices.

                  (a) Any notice or communication by the Company or any
Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail
(registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company and/or any Guarantor:

                  Ames True Temper, Inc.
                  465 Railroad Avenue
                  Camp Hill, Pennsylvania 17011

                  Facsimile:  (717) 737-1500
                  Attention:  Chief Financial Officer

                  with a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York 10022

                  Facsimile: (212) 593-5955
                  Attention:  Michael R. Littenberg

                  If to the Trustee:

                  The Bank of New York
                  101 Barclay Street, 8 West
                  New York, NY 10286
                  Facsimile:  (212) 815-5704
                  Attention:  Corporate Trustee Administration

                  (b) The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  (c) All notices and communications (other than those sent to
Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five

                                      106

Business Days after being deposited in the mail, postage prepaid, if mailed;
when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  (d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  (e) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the
Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

                  (f) In case by reason of the suspension of regular mail
service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the
Trustee shall constitute a sufficient notification for every purpose hereunder.

                  (g) If a notice or communication is mailed in the manner
provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  (h) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03.    Communication by Holders of Notes with Other Holders of Notes.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.
The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 13.04.    Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than in connection with the
Exchange Offer, unless required by the TIA), the Company shall furnish to the
Trustee:

                  (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied;
         and

                  (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating

                                      107

         that, in the opinion of such counsel (who may rely upon an Officers'
         Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 13.05.    Statements Required in Certificate or Opinion.

                  (a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the
         examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of such
         Person, such condition or covenant has been complied with.

Section 13.06.    Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07.    No Personal Liability of Directors, Officers, Employees and
Stockholders.

                  No past, present or future director, officer, employee,
manager, incorporator, stockholder, agent or member (or Person forming any limited liability company) of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the
Notes, this Indenture, any Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note and a Note Guarantee waives and releases all such liability.
This waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08.    Governing Law.

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO
CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

                                      108

Section 13.09.    Consent to Jurisdiction.

                  Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby ("RELATED
PROCEEDINGS") may be instituted in the federal courts of the United States of
America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the "SPECIFIED
COURTS"), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified
Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 13.10.    No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret any other
indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11.    Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind such Guarantor's successors, except as otherwise provided in Section 10.04.

Section 13.12.    Severability.

                  In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13.    Counterpart Originals.

                  The parties may sign any number of copies of this Indenture.
Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.14.    Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing;
and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes

                                      109

referred to as the "ACT" of the Holders signing such instrument or instruments.
Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this
Section 13.14.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) Notwithstanding anything to the contrary contained in this
Section 13.14, the principal amount and serial numbers of Notes held by any
Holder, and the date of holding the same, shall be proved by the register of the
Notes maintained by the Registrar as provided in Section 2.04.

                  (d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other
Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.
Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other
Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be
Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future
Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the
Company in reliance thereon, whether or not notation of such action is made upon such Note.

                                      110

                  (f) Without limiting the foregoing, a Holder entitled
hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 13.15.    Benefit of Indenture.

                  Nothing in this Indenture, the Notes or the Note Guarantees, express or implied, shall give to any Person, other than the parties hereto, any
Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.16.    Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and Headings of
the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            [SIGNATURE PAGES FOLLOW]

                                      111

                  IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

                                       AMES TRUE TEMPER, INC., a Delaware
                                       corporation

                                       By: /s/ Judy Schuchart
                                           --------------------------------
                                           Name:  Judy Schuchart
                                           Title: Chief Financial Officer

                                       ATT HOLDING CO., a Delaware corporation

                                       By: /s/ Judy Schuchart
                                           --------------------------------
                                           Name:  Judy Schuchart
                                           Title: Chief Financial Officer

                                       THE BANK OF NEW YORK, as Trustee

                                       By: /s/ Van K. Brown
                                           --------------------------------
                                           Name:  Van K. Brown
                                           Title: Vice President

                                                                       EXHIBIT A

                                 [Face of Note]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES
EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED
PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE
EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT
TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO
A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

[THIS NOTE AND THE GUARANTEE ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE
SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEE ENDORSED HEREON NOR ANY
INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED,
PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION
OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEE
ENDORSED HEREON, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE
TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF
THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY
AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEE ENDORSED
HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEE ENDORSED HEREON) (THE
"RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY
THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO
RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY
BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT
PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL
BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON
RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR
OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE
REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND
THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO
CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN
THE MEANING OF REGULATION S

                                      A-1

UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE
RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL,
CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN
EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE
FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE
TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE
RESALE RESTRICTION TERMINATION DATE.]

[THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND
PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE
INDENTURE (AS DEFINED HEREIN)].

                                      A-2

                                                                           CUSIP

No.                                                            **$            **
                                                                  ------------

                             AMES TRUE TEMPER, INC.

                     10% SENIOR SUBORDINATED NOTES DUE 2012

Issue Date:

                  Ames True Temper, Inc., a Delaware corporation (the "COMPANY,"
which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) on July
15, 2012.

Interest Payment Dates:  January 15 and July 15, commencing January 15, 2005.

Record Dates:  January 1 and July 1.

                  Reference is hereby made to the further provisions of this
Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                            [SIGNATURE PAGE FOLLOWS]

                [ATTACH NOTATION OF GUARANTEE FOR EACH GUARANTOR]

                                      A-3

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                        AMES TRUE TEMPER, INC., a Delaware
                                        corporation

                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

                                      A-4

                    (Trustee's Certificate of Authentication)

This is one of the 10% Senior Subordinated Notes due 2012 described in the within-mentioned Indenture.

Dated:  [ ], 200[]

THE BANK OF NEW YORK,
as Trustee

By:
    -----------------------------------
     Authorized Signatory

                                      A-5

                             [Reverse Side of Note]

                             AMES TRUE TEMPER, INC.

                     10% Senior Subordinated Notes due 2012

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1.    Interest. The Company promises to pay interest on the
                        principal amount of this Note at the rate of 10% per
                        annum from the date hereof until maturity and shall pay
                        the Liquidated Damages, if any, payable pursuant to
                        Section 5 of the Registration Rights Agreement referred
                        to below. The Company shall pay interest and Liquidated
                        Damages, if any, semi-annually in arrears on January 15
                        and July 15 of each year, or if any such day is not a
                        Business Day, on the next succeeding Business Day (each
                        an "INTEREST PAYMENT DATE"). Interest on the Notes shall
                        accrue from the most recent date to which interest has
                        been paid or, if no interest has been paid, from the
                        date of original issuance; provided that if there is no
                        existing Default in the payment of interest, and if this
                        Note is authenticated between a record date referred to
                        on the face hereof and the next succeeding Interest
                        Payment Date, interest shall accrue from such next
                        succeeding Interest Payment Date; provided further that
                        the first Interest Payment Date shall be January 15,
                        2005. The Company shall pay interest (including
                        post-petition interest in any proceeding under any
                        Bankruptcy Law) on overdue principal from time to time
                        on demand at the rate equal to the then applicable
                        interest rate on the Notes to the extent lawful; it
                        shall pay interest (including post-petition interest in
                        any proceeding under any Bankruptcy Law) on overdue
                        installments of interest and Liquidated Damages (without
                        regard to any applicable grace periods) at the same rate
                        and at the same times to the extent lawful. Interest
                        shall be computed on the basis of a 360-day year of
                        twelve 30-day months.

                  2.    Method of Payment. The Company shall pay interest on the
                        Notes (except defaulted interest) and Liquidated
                        Damages, if any, to the Persons who are registered
                        Holders of Notes at the close of business on the record
                        date immediately preceding the Interest Payment Date,
                        even if such Notes are canceled after such record date
                        and on or before such Interest Payment Date, except as
                        provided in Section 2.13 of the Indenture with respect
                        to defaulted interest. If a Holder has given wire
                        transfer instructions to the Company, the Company shall
                        pay all principal, interest and premium and Liquidated
                        Damages, if any, on that Holder's Notes in accordance
                        with those instructions. All other payments on Notes
                        shall be made at the office or agency of the Paying
                        Agent and Registrar within the City and State of New
                        York unless the Company elects to make interest payments
                        by check mailed to the Holders at their addresses set
                        forth in the register of

                                      A-6

                        Holders. Such payment shall be in such coin or currency
                        of the United States of America as at the time of
                        payment is legal tender for payment of public and
                        private debts.

                  3.    Paying Agent and Registrar. Initially, the Trustee under
                        the Indenture shall act as Paying Agent and Registrar.
                        The Company may change any Paying Agent or Registrar
                        without prior notice to any Holder. The Company or any
                        of its Subsidiaries may act in any such capacity.

                  4.    Indenture. The Company issued the Notes under an
                        Indenture dated as of June 28, 2004 ("INDENTURE") among
                        the Company, the Parent Guarantor and the Trustee. The
                        terms of the Notes include those stated in the Indenture
                        and those made part of the Indenture by reference to the
                        Trust Indenture Act of 1939, as amended. The Notes are
                        subject to all such terms, and Holders are referred to
                        the Indenture and such Act for a statement of such
                        terms. To the extent any provision of this Note
                        conflicts with the express provisions of the Indenture,
                        the provisions of the Indenture shall govern and be
                        controlling. The Indenture pursuant to which this Note
                        is issued provides that an unlimited aggregate principal
                        amount of Additional Notes may be issued thereunder.

                  5.    Optional Redemption. (a) Except as set forth in
                        paragraph 5(b) below, the Company shall not have the
                        option to redeem the Notes prior to July 15, 2008. On or
                        after July 15, 2008, the Company may redeem all or part
                        of the Notes upon not less than 30 nor more than 60
                        days' notice mailed to each Holder of the Notes being
                        redeemed, at the redemption prices (expressed as
                        percentages of principal amount) set forth below plus
                        accrued and unpaid interest and Liquidated Damages, if
                        any, thereon to the applicable redemption date, if
                        redeemed during the twelve-month period beginning on
                        July 15 of the years indicated below:

           Year                                                    Percentage
           2008................................................     105.000%
           2009................................................     102.500%
           2010 and thereafter.................................     100.000%

                        (b) At any time prior to July 15, 2007, the Company may,
                        on any one or more occasions, redeem up to 35% of the
                        aggregate principal amount of Notes issued under the
                        Indenture at a redemption price of 110.000% of the
                        principal amount thereof, plus accrued and unpaid
                        interest and Liquidated Damages, if any, thereon to the
                        applicable redemption date, with the net cash proceeds
                        of one or more Equity Offerings of the Company (or any
                        Parent to the extent such proceeds are contributed to
                        the common equity of the Company); provided that (1) at
                        least 65% of the aggregate principal amount of Notes
                        initially issued under the Indenture remains outstanding
                        immediately after the occurrence of such redemption,
                        excluding Notes held by the Company and its
                        Subsidiaries; and (2) the redemption must

                                      A-7

                        occur within 90 days of the date of the closing of such
                        Equity Offering (or, in the case of any Equity Offering
                        by any Parent, the contribution to the Company).

                  6.    Repurchase at Option of Holder. (a) If a Change of
                        Control occurs, each Holder of Notes shall have the
                        right to require the Company to repurchase all or any
                        part (equal to $1,000 or an integral multiple thereof)
                        of that Holder's Notes pursuant to an offer by the
                        Company (a "CHANGE OF CONTROL OFFER") at an offer price
                        (a "CHANGE OF CONTROL PAYMENT") in cash equal to 101% of
                        the aggregate principal amount thereof plus accrued and
                        unpaid interest and Liquidated Damages, if any, thereon,
                        to the date of purchase. Within 30 days following any
                        Change of Control, the Company shall mail a notice to
                        each Holder describing the transaction or transactions
                        that constitute the Change of Control and offering to
                        repurchase Notes on a date specified in such notice (the
                        "CHANGE OF CONTROL PAYMENT DATE"), which shall be no
                        earlier than 30 days and no later than 60 days from the
                        date such notice is mailed, pursuant to the procedures
                        required by the Indenture and described in such notice.

                        (b) On or prior to the 366th day following the receipt
                        of any Net Proceeds from an Asset Sale, the Company or
                        such Restricted Subsidiary may apply such Net Proceeds
                        at its option: (1) (A) to repay or prepay Senior Debt or
                        (B) in the case where the property or asset that was the
                        subject of such Asset Sale is encumbered by a Lien of
                        the type described in the definition of the term
                        "Permitted Lien," repay the Permitted Indebtedness that
                        was secured by such Lien; (2) to purchase Replacement
                        Assets or make a capital expenditure (or enter into a
                        legally binding agreement to do so) that is used or
                        useful in a Permitted Business; or (3) any combination
                        of the foregoing. Pending the final application of any
                        such Net Proceeds, the Company or any Restricted
                        Subsidiary may temporarily reduce revolving credit
                        borrowings or otherwise invest such Net Proceeds in any
                        manner that is not prohibited by the Indenture.

                        (c) Any Net Proceeds from Asset Sales that are not
                        applied or invested as provided in the preceding
                        paragraph shall constitute "EXCESS PROCEEDS." Within 10
                        days after the aggregate amount of Excess Proceeds
                        exceeds $15.0 million, the Company shall make an offer
                        (an "ASSET SALE OFFER") to all Holders of Notes and all
                        holders of other Indebtedness that is pari passu with
                        the Notes or any Note Guarantee containing provisions
                        similar to those set forth in this Indenture with
                        respect to offers to purchase with the proceeds of sales
                        of assets, to purchase the maximum principal amount of
                        Notes and such other pari passu Indebtedness that may be
                        purchased out of the Excess Proceeds. The offer price in
                        any Asset Sale Offer shall be equal to 100% of the
                        principal amount of the Notes and such other pari passu
                        Indebtedness plus accrued and unpaid interest and
                        Liquidated Damages, if any, on the Notes and any pari
                        passu Indebtedness, to the date of purchase, and shall
                        be payable in cash. If any

                                      A-8

                        Excess Proceeds remain after consummation of an Asset
                        Sale Offer, the Company may use such Excess Proceeds for
                        any purpose not otherwise prohibited by the Indenture.
                        If the aggregate principal amount of Notes and such
                        other pari passu Indebtedness tendered into such Asset
                        Sale Offer exceeds the amount of Excess Proceeds, the
                        Notes and such other pari passu Indebtedness shall be
                        purchased on a pro rata basis based on the principal
                        amount of Notes and such other pari passu Indebtedness
                        tendered. Upon completion of each Asset Sale Offer, the
                        amount of Excess Proceeds shall be reset at zero.

                  7.    Denominations, Transfer, Exchange. The Notes are in
                        registered form without coupons in minimum denominations
                        of $1,000 and integral multiples of $1,000 in excess
                        thereof. The transfer of Notes may be registered and
                        Notes may be exchanged as provided in the Indenture. The
                        Registrar and the Trustee may require a Holder, among
                        other things, to furnish appropriate endorsements and
                        transfer documents and the Company may require a Holder
                        to pay any taxes and fees required by law or permitted
                        by the Indenture. The Company is not required to
                        transfer or exchange any Note selected for redemption.
                        Also, the Company is not required to transfer or
                        exchange any Note (1) for a period of 15 days before a
                        selection of Notes to be redeemed or (2) tendered and
                        not withdrawn in connection with a Change of Control
                        Offer or an Asset Sale Offer. Transfer may be restricted
                        as provided in the Indenture.

                  8.    Persons Deemed Owners. The registered Holder of a Note
                        will be treated as its owner for all purposes.

                  9.    Amendment, Supplement and Waiver. Subject to certain
                        exceptions, the Indenture or the Notes may be amended or
                        supplemented with the consent of the Company and the
                        Holders of at least a majority in principal amount of
                        the Notes then outstanding (including, without
                        limitation, consents obtained in connection with a
                        purchase of, or tender offer or exchange offer for,
                        Notes), and, subject to certain limitations, any
                        existing default or non-compliance with any provision of
                        the Indenture or the Notes may be waived with the
                        consent of the Holders of a majority in principal amount
                        of the then outstanding Notes (including, without
                        limitation, consents obtained in connection with a
                        purchase of, or tender offer or exchange offer for,
                        Notes). Without the consent of any Holder of a Note, the
                        Indenture or the Notes may be amended or supplemented
                        to, among other things, cure any ambiguity, defect or
                        inconsistency, or make any change that does not
                        adversely affect the legal rights under the Indenture of
                        any such Holder.

                  10.   Defaults and Remedies. In the case of an Event of
                        Default arising from events of bankruptcy or insolvency
                        specified in clause (viii) or (ix) of Section 6.01 of
                        the Indenture, with respect to the Company or any
                        Significant Subsidiary of the Company (or any group of
                        Restricted

                                      A-9

                        Subsidiaries that, taken together, would constitute a
                        Significant Subsidiary), all outstanding Notes will
                        become due and payable immediately without further
                        action or notice. If any other Event of Default occurs
                        and is continuing, the Trustee or the Holders of at
                        least 25% in principal amount of the then outstanding
                        Notes may declare all the Notes to be due and payable
                        immediately by notice in writing to the Company
                        specifying the Event of Default; provided, however, that
                        so long as any Indebtedness permitted to be incurred
                        pursuant to the Credit Agreement shall be outstanding,
                        that acceleration shall not be effective until the
                        earlier of (1) an acceleration of Indebtedness under the
                        Credit Agreement; and (2) five Business Days after
                        receipt by the Company and the agent under the Credit
                        Agreement of written notice of the acceleration of the
                        Notes. Holders of the Notes may not enforce the
                        Indenture or the Notes except as provided in the
                        Indenture. Subject to certain limitations, Holders of a
                        majority in principal amount of the then outstanding
                        Notes may direct the Trustee in its exercise of any
                        trust or power. The Trustee may withhold from Holders of
                        the Notes notice of any Default or Event of Default
                        (except a Default or Event of Default relating to the
                        payment of principal or interest or Liquidated Damages)
                        if and so long as a committee of its Responsible
                        Officers in good faith determines that withholding the
                        notice is in the interests of the Holders of the Notes.
                        If certain conditions are satisfied, Holders of a
                        majority in aggregate principal amount of the Notes then
                        outstanding by notice to the Trustee may on behalf of
                        the Holders of all of the Notes waive any existing
                        Default or Event of Default and its consequences under
                        the Indenture, except a continuing Default or Event of
                        Default in the payment of interest or Liquidated Damages
                        on, or the principal of, the Notes. In the event of a
                        declaration of acceleration of the Notes because an
                        Event of Default described in clause (v) of Section 6.01
                        of the Indenture has occurred and is continuing, the
                        declaration of acceleration of the Notes shall be
                        automatically annulled if the event of default or
                        Payment Default triggering such Event of Default
                        pursuant to clause (v) of Section 6.01 of the Indenture
                        shall be remedied or cured by the Company or a
                        Restricted Subsidiary of the Company or waived by the
                        holders of the relevant Indebtedness within 20 days
                        after the declaration of acceleration with respect
                        thereto and if (i) the annulment of the acceleration of
                        the Notes would not conflict with any judgment or decree
                        of a court of competent jurisdiction and (ii) all
                        existing Events of Default, except nonpayment of
                        principal, premium or interest on the Notes that became
                        due solely because of the acceleration of the Notes,
                        have been cured or waived.

                  11.   Trustee Dealings with Company. The Trustee in its
                        individual or any other capacity may become the owner or
                        pledgee of Notes and may become a creditor of, or
                        otherwise deal with the Company or any of its
                        Affiliates, with the same rights it would have if it
                        were not Trustee.

                                      A-10

                  12.   No Recourse Against Others. No past, present or future
                        director, officer, employee, manager, incorporator,
                        stockholder, agent or member (or Person forming any
                        limited liability company) of the Company or any
                        Guarantor, as such, shall have any liability for any
                        obligations of the Company or any Guarantor under the
                        Notes, the Indenture, any Note Guarantee or for any
                        claim based on, in respect of, or by reason of, such
                        obligations or their creation. Each Holder of Notes by
                        accepting a Note and a Note Guarantee waives and
                        releases all such liability. This waiver and release are
                        part of the consideration for issuance of the Notes and
                        the Note Guarantees. The waiver may not be effective to
                        waive liabilities under the federal securities laws.

                  13.   Authentication. This Note shall not be valid until
                        authenticated by the manual signature of the Trustee or
                        an authenticating agent.

                  14.   Additional Rights of Holders of Restricted Global Notes
                        and Restricted Definitive Notes. In addition to the
                        rights provided to Holders under the Indenture, Holders
                        of Restricted Global Notes and Restricted Definitive
                        Notes shall have all the rights set forth in the
                        Registration Rights Agreement dated as of the date of
                        the Indenture, by and among the Company, the Parent
                        Guarantor and the parties named on the signature pages
                        thereof, as such agreement may be amended, modified or
                        supplemented from time to time and, with respect to any
                        Additional Notes, one or more registration rights
                        agreements between the Company and the other parties
                        thereto, as such agreement(s) may be amended, modified
                        or supplemented from time to time, relating to rights
                        given by the Company to the purchasers of Additional
                        Notes to register such Additional Notes under the
                        Securities Act (the "REGISTRATION RIGHTS AGREEMENT").

                  15.   CUSIP Numbers. Pursuant to a recommendation promulgated
                        by the Committee on Uniform Security Identification
                        Procedures, the Company has caused CUSIP numbers to be
                        printed on the Notes and the Trustee shall use CUSIP
                        numbers in notices of redemption as a convenience to
                        Holders. No representation is made as to the correctness
                        or accuracy of such numbers either as printed on the
                        Notes or as contained in any notice of redemption and
                        reliance may be placed only on the other identification
                        numbers placed thereon.

                  16.   Guarantee. The Company's obligations under the Notes are
                        fully and unconditionally guaranteed by the Parent
                        Guarantor.

                  17.   Copies of Documents. The Company shall furnish to any
                        Holder upon written request and without charge a copy of
                        the Indenture and/or the Registration Rights Agreement.
                        Requests may be made to:

                                      A-11

                           Ames True Temper, Inc.
                           465 Railroad Avenue
                           Camp Hill, Pennsylvania 17011
                           Attention:  Chief Financial Officer

                                      A-12

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                               (INSERT ASSIGNEE'S LEGAL NAME)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     -------------------
                               Your Signature:
                                              ---------------------------------
                                              (Sign exactly as your name appears
                                              on the face of this Note)

Signature Guarantee*:
                     ----------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A-13

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the
Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

                        [ ]  Section 4.10      [ ]  Section 4.14

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                               $
                                -----------------

Date:
     -------------------
                               Your Signature:
                                              ---------------------------------
                                              (Sign exactly as your name appears
                                              on the face of this Note)

                               Tax Identification No.:
                                                      -------------------------

Signature Guarantee*:
                     ----------------------

*   Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A-14

                   [TO BE INSERTED FOR RULE 144A GLOBAL NOTE]

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                         Principal Amount at
                      Amount of Decrease in    Amount of Increase in          Maturity                Signature of
                       Principal Amount at      Principal Amount at      of this Global Note       Authorized Officer
                            Maturity                  Maturity             Following such             of Trustee or
  Date of Exchange     of this Global Note      of this Global Note     decrease (or increase)          Custodian
  ----------------    ----------------------    -------------------     ----------------------     ------------------

                  [TO BE INSERTED FOR REGULATION S GLOBAL NOTE]

                SCHEDULE OF EXCHANGES OF REGULATION S GLOBAL NOTE

                  The following exchanges of a part of this Regulation S Global
Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Global Note, have been made:

                                                                          Principal Amount at
                      Amount of Decrease in    Amount of Increase in           Maturity               Signature of
                       Principal Amount at      Principal Amount at       of this Global Note      Authorized Officer
                            Maturity                  Maturity              Following such            of Trustee or
  Date of Exchange     of this Global Note      of this Global Note      decrease (or increase)         Custodian
  ----------------     -------------------      -------------------     -------------------        ------------------

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Ames True Temper, Inc.
465 Railroad Avenue
Camp Hill, Pennsylvania 17011
Attention:  Chief Financial Officer

The Bank of New York
101 Barclay Street, 8 West
New York, NY 10286
Attention:  Corporate Trust Administration

                  Re:  10% Senior Subordinated Notes due 2012

                  Reference is hereby made to the Indenture, dated as of June
28, 2004 (the "INDENTURE"), among Ames True Temper, Inc., a Delaware corporation
(the "Company"), the Parent Guarantor, and The Bank of New York, a New York
banking corporation, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ___________________ (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note[s] or interests
(the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         [ ]      1. Check if Transferee will take delivery of a beneficial
interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The
Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or
Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such
Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the
United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private
Placement Legend printed on the 144A Global Note and/or the Definitive Note and
in the Indenture and the Securities Act.

         [ ]      2. Check if Transferee will take delivery of a beneficial
interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the

                                      B-1

Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United
States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y)
the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United
States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities
Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person
(other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         [ ]      3. Check and complete if Transferee will take delivery of a
Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in
Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         [ ]      (a) such Transfer is being effected to the Company or a
subsidiary thereof; or

         [ ]      (b) such Transfer is being effected to an Institutional
Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to
Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the
Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

                  4. Check if Transferee will take delivery of a beneficial
interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

         [ ]      (a) Check if Transfer is Pursuant to Rule 144. (i) The
Transfer is being effected pursuant to and in accordance with Rule 144 under the
Securities Act and in compliance with the transfer restrictions contained in the
Indenture and any applicable blue sky securities laws of any state of the United
States and (ii) the restrictions on transfer contained in the

                                      B-2

Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted
Global Notes, on Restricted Definitive Notes and in the Indenture.

         [ ]      (b) Check if Transfer is Pursuant to Regulation S. (i) The
Transfer is being effected pursuant to and in accordance with Rule 903 or Rule
904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted
Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United
States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United
States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S.
Person, and (ii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global
Notes, on Restricted Definitive Notes and in the Indenture.

         [ ]      (c) Check if Transfer is Pursuant to Other Exemption. (i) The
Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule
903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the
United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global
Notes or Restricted Definitive Notes and in the Indenture.

                                      B-3

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                     Dated:
                                           ------------------------------------

                                           ------------------------------------
                                               [Insert Name of Transferor]

                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                      B-4

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                [ ]  (a)      a beneficial interest in the:

                     (i)      144A Global Note (CUSIP __________); or

                     (ii)     Regulation S Global Note (CUSIP __________); or

                [ ]  (b)      a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                [ ]  (a)      a beneficial interest in the:

                     (i)      144A Global Note (CUSIP __________); or

                     (ii)     Regulation S Global Note (CUSIP __________); or

                     (iii)    Unrestricted Global Note (CUSIP __________); or

                [ ]  (b)      a Restricted Definitive Note; or

                [ ]  (c)      an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                      B-5

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Ames True Temper, Inc.
465 Railroad Avenue
Camp Hill, Pennsylvania 17011
Attention:  Chief Financial Officer

The Bank of New York
101 Barclay Street, 8 West
New York, NY 10286
Attention:  Corporate Trust Administration

                  Re:  10% Senior Subordinated Notes due 2012

                  Reference is hereby made to the Indenture, dated as of June
28, 2004 (the "INDENTURE"), among Ames True Temper, Inc., a Delaware corporation
(the "COMPANY"), the Parent Guarantor and The Bank of New York, a New York
banking corporation, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________________ (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the
"EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

                  1. Exchange of Restricted Definitive Notes or Beneficial
Interests in a Restricted Global Note for Unrestricted Definitive Notes or
Beneficial Interests in an Unrestricted Global Note

         [ ]      (a) Check if Exchange is from beneficial interest in a
Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted
Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii)
such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United
States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement
Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         [ ]      (b) Check if Exchange is from beneficial interest in a
Restricted Global Note to Unrestricted Definitive Note. In connection with the
Exchange of the Owner's beneficial interest in a Restricted Global Note for an
Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such
Exchange has been effected in compliance with the transfer restrictions applicable to the

                                      C-1

Restricted Global Notes and pursuant to and in accordance with the Securities
Act, (iii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         [ ]      (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the
Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an
Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such
Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the
Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         [ ]      (d) Check if Exchange is from Restricted Definitive Note to
Unrestricted Definitive Note. In connection with the Owner's Exchange of a
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not
required in order to maintain compliance with the Securities Act and (iv) the
Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. Exchange of Restricted Definitive Notes or Beneficial
Interests in Restricted Global Notes for Restricted Definitive Notes or
Beneficial Interests in Restricted Global Notes

         [ ]      (a) Check if Exchange is from beneficial interest in a
Restricted Global Note to Restricted Definitive Note. In connection with the
Exchange of the Owner's beneficial interest in a Restricted Global Note for a
Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the
Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         [ ]      (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the
[CHECK ONE]:

                  [ ]      144A Global Note,:

                  [ ]      Regulation S Global Note,:

                                      C-2

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted
Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                     Dated:
                                           ------------------------------------

                                     ------------------------------------------
                                             [Insert Name of Transferor]

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                      C-3

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Ames True Temper, Inc.
465 Railroad Avenue
Camp Hill, Pennsylvania 17011
Attention:  Chief Financial Officer

The Bank of New York
101 Barclay Street, 8 West
New York, NY 10286
Attention:  Corporate Trust Administration

                  Re:  10% Senior Subordinated Notes due 2012

                  Reference is hereby made to the Indenture, dated as of June
28, 2004 (the "INDENTURE"), among Ames True Temper, Inc., a Delaware corporation
(the "COMPANY"), the Parent Guarantor and The Bank of New York, a New York
banking corporation, as trustee (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________
aggregate principal amount of:

                  (a)      [ ]      beneficial interest in a Global Note, or

                  (b)      [ ]      a Definitive Note,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of
1933, as amended (the "SECURITIES ACT").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a
"qualified institutional buyer" (as defined therein), (C) to an institutional
"accredited investor" (as defined below) that, prior to such transfer, furnishes
(or has furnished on its behalf by a U.S. broker-dealer) to you and to the
Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with

                                      D-1

the Securities Act, (D) outside the United States in accordance with Rule 904 of
Regulation S under the Securities Act, (E) pursuant to the provisions of Rule
144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the
Company such certifications, legal opinions and other information as you and the
Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer of sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:
      -------------------               ---------------------------------------
                                          [Insert Name of Accredited Investor]

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                      D-2

                                                                       EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

                  For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in and subject to the provisions in the Indenture dated as of June 28, 2004 (the "INDENTURE") among
Ames True Temper, Inc., a Delaware corporation, ATT Holding Co., a Delaware corporation, and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE"), (a) prompt payment of the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the
Notes (as defined in the Indenture) when due, whether at maturity, by acceleration, redemption or otherwise, and the prompt payment of interest on overdue principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes (pursuant to Section 2.13 of the Indenture), if lawful (subject in all cases to any applicable grace periods provided in the Indenture and the
Notes) when due, and all other obligations of the Company to the Holders or the
Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of
Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a
Note, by accepting the same, agrees to and shall be bound by such provisions.

                            [SIGNATURE PAGE FOLLOWS]

                                      E-1

                  IN WITNESS HEREOF, each Guarantor has caused this Notation of
Guarantee to be signed manually or by facsimile by its duly authorized officer.

                                                          [NAME OF GUARANTOR]

                                      E-2

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

                  Supplemental Indenture (this "SUPPLEMENTAL INDENTURE"), dated as of _____________, among __________________ (the "GUARANTEEING SUBSIDIARY"), a subsidiary of Ames True Temper, Inc., a Delaware corporation (or its permitted successor) (the "COMPANY"), and The Bank of New York, a New York banking corporation (or its permitted successor), as trustee under the Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

                  WHEREAS, the Company and ATT Holding Co. have heretofore
executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of June 28, 2004 providing for the issuance of the Company's 10% Senior
Subordinated Notes due 2012 (the "NOTES");

                  WHEREAS, the Indenture provides that under certain
circumstances the Guaranteeing Subsidiary shall execute and deliver to the
Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall, subject to Article Ten of the Indenture, unconditionally guarantee the
Notes on the terms and conditions set forth therein (the "NOTE GUARANTEE"); and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the
Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

                  1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. Agreement to Guarantee.

                  (a) Subject to Article Ten of the Indenture, the Guaranteeing
Subsidiary, jointly and severally with all other Guarantors, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes
         (pursuant to Section 2.13 of the Indenture), if lawful (subject in all cases to any applicable grace periods provided in the Indenture and the
         Notes) when due, and all other

                                      F-1

         obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
         Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.

                  (b) The Guaranteeing Subsidiary hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                  (c) The Guaranteeing Subsidiary, subject to Section 6.06 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the
Notes and the Indenture.

                  (d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated
in full force and effect.

                  (e) The Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (f) The Guaranteeing Subsidiary agrees that, as between the
Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article Six of the Indenture, such obligations (whether or not due and payable)
shall forthwith become due and payable by the Guarantors for the purpose of the
Note Guarantee.

                                      F-2

                  (g) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

                  (h) The Guaranteeing Subsidiary confirms, pursuant to Section
10.02 of the Indenture, that it is the intention of such Guaranteeing Subsidiary that the Note Guarantee not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the
Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to the Note Guarantee. To effectuate the foregoing intention, the Guaranteeing Subsidiary and the Trustee hereby irrevocably agree that the obligations of the Guaranteeing Subsidiary will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under
Article Ten of the Indenture, result in the obligations of the Guaranteeing
Subsidiary under the Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.

                  3. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

                  4. Guaranteeing Subsidiary May Consolidate, Etc., on Certain
Terms.

                  (a) The Guaranteeing Subsidiary may not sell or otherwise
dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not the Guaranteeing Subsidiary is the surviving
Person), another Person, other than the Company or another Guarantor, unless:

                  (i) immediately after giving effect to that transaction, no
         Default or Event of Default exists; and

                  (ii) either:

                        (A) the Person acquiring the property in any such sale
                  or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) and
                  assumes all the obligations of that Guarantor under this
                  Indenture, its Note Guarantee, and, if applicable, the
                  Registration Rights Agreement pursuant to a supplemental
                  indenture reasonably satisfactory to the Trustee; or

                        (B) such sale or other disposition or consolidation or
                  merger complies with Section 4.10 of the Indenture.

                  (b) In case of any such consolidation, merger, sale or
conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to

                                      F-3

the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guaranteeing
Subsidiary, such successor Person shall succeed to and be substituted for the
Guaranteeing Subsidiary with the same effect as if it had been named herein as a
Guaranteeing Subsidiary. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note
Guarantees theretofore and thereafter issued in accordance with the terms of the
Indenture as though all of such Note Guarantees had been issued at the date of the execution of the Indenture.

                  (c) Except as set forth in Article Five of the Indenture, and notwithstanding clauses (i) and (ii) of Section 4(a) above and clauses (i) and
(ii) of Section 10.04(a) of the Indenture, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guaranteeing
Subsidiary with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guaranteeing Subsidiary as an entirety or substantially as an entirety to the Company or another Guarantor.

                  5. Release.

                  (a) The Guaranteeing Subsidiary shall be released and relieved of any obligations under its Note Guarantee, (i) in connection with any sale or other disposition of Capital Stock of such Guaranteeing Subsidiary to a Person that is not (either before or after giving effect to such transaction) a
Restricted Subsidiary of the Company where, after giving effect to such sale or other disposition, such Guaranteeing Subsidiary would no longer constitute a
Subsidiary of the Company, if such sale of Capital Stock of that Guaranteeing
Subsidiary complies with Section 4.10; (ii) if the Company properly designates the Guaranteeing Subsidiary as an Unrestricted Subsidiary under the Indenture;
or (iii) solely in the case of a Note Guarantee created pursuant to Section
4.18(b), upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.18(b), except a discharge or release by or as a result of payment under such Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of the Guaranteeing Subsidiary under Section 10.05 of the Indenture have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guaranteeing Subsidiary from its obligations under its Note Guarantee, subject to the right of the Trustee, in its discretion, to request an Opinion of Counsel pursuant to Section 7.02(b) of the Indenture.

                  (b) Any Guarantor not released from its obligations under its
Note Guarantee shall remain liable for the full amount of principal of and accrued and unpaid interest and Liquidated Damages, if any, on the Notes and for
the other obligations of any Guarantor under this Indenture as provided in this
Article Ten.

                  6. No Recourse Against Others. Pursuant to Section 13.07 of
the Indenture, no past, present or future director, officer, employee, manager, incorporator, stockholder, agent or member (or Person forming any limited liability company) of the Company or any Guarantor,

                                      F-4

as such, shall have any liability for any obligations of the Company or any
Guarantor under the Notes, the Indenture, any Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.
Each Holder of Notes by accepting a Note and a Note Guarantee waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

                  7. Subordination of Note Guarantee. Payments under the Note
Guarantees pursuant to this Supplemental Indenture shall be subordinated to the prior payment in full of all Senior Debt of the Guaranteeing Subsidiary, including Senior Debt incurred after the date of this Supplemental Indenture, on the same basis as the payments by the Company on the Notes are subordinated to the prior payment in full of Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by the Guaranteeing Subsidiary only at such times as they may receive and/or retain payments in respect of the Notes pursuant to the
Indenture, including Article Twelve thereof.

                  8. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK
         SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND
         THE NOTE GUARANTEE.

                  9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  11. Trustee. The Trustee shall not be responsible in any
manner whatsoever for or in respect of the validity or sufficiency of this
Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the
Company.

                            [SIGNATURE PAGE FOLLOWS]

                                      F-5

                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                       THE BANK OF NEW YORK,
                                       as Trustee

                                       By:
                                           ------------------------------
                                           Name:
                                           Title:

                                       ATT Holding Co., a Delaware Corporation

                                       By:
                                           ------------------------------
                                           Name:
                                           Title:

                                       AMES TRUE TEMPER, INC., a Delaware
                                       corporation

                                       By:
                                           ------------------------------
                                           Name:
                                           Title:

                                      F-6

                              NOTATION OF GUARANTEE

                  For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in and subject to the provisions in the Indenture dated as of June 28, 2004 (the "INDENTURE") among
Ames True Temper, Inc., a Delaware corporation, ATT Holding Co., a Delaware corporation and The Bank of New York, a New York banking corporation, as trustee
(the "TRUSTEE"), (a) prompt payment of the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes (as defined in the Indenture) when due, whether at maturity, by acceleration, redemption or otherwise, and the prompt payment of interest on overdue principal, premium, if any, and interest and Liquidated Damages, if any, on the
Notes (pursuant to Section 2.13 of the Indenture), if lawful (subject in all cases to any applicable grace periods provided in the Indenture and the Notes)
when due, and all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of
Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a
Note, by accepting the same, agrees to and shall be bound by such provisions.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS HEREOF, the Parent Guarantor has caused this
Notation of Guarantee to be signed manually or by facsimile by its duly authorized officer.

                                   ATT HOLDING CO., a Delaware corporation

                                   By:
                                        --------------------------------
                                          Name:
                                          Title: